UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Diamond Hill Investment Group, Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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DIAMOND HILL INVESTMENT GROUP, INC.
ANNUAL LETTER TO SHAREHOLDERS

March 12, 2014

Dear Fellow Shareholders:
The asset management industry is not complex but neither is it easy, especially as an active manager. Our fiduciary responsibility to our clients is crystal clear. We fulfill that responsibility by providing investment strategies that we believe will deliver long-term value to our clients’ portfolios and then by communicating accurately the degree to which we have succeeded in that endeavor.

Similarly, our corporate goal is to provide a return to our owners commensurate with the risk of our enterprise. This is measured by the capital returned to shareholders and the growth in the intrinsic value per share.

I am pleased that, since inception, we have generally met this dual mission of delivering value to our clients and to our shareholders. Going forward, while our mission remains clear, it continues to be challenging as we experience countervailing winds: the benefit of more resources, offset by larger assets under management (AUM). Therefore, continuous improvement is required in all areas of the firm.

Firm Sustainability

Succession planning is one of the most important responsibilities of any firm, and we made significant progress in 2013. Late last year, Chris Bingaman was named President of Diamond Hill Capital Management, Inc., and Lisa Wesolek was named Chief Operating Officer. Chris and Lisa are among the people who will be the future executive leadership and in fact already have increasing influence on the management of the firm as members of the Senior Management Team appointed in December 2012. As a portfolio manager, Chris understands the importance of our fiduciary responsibility and will maintain our primary investment focus. Given the competitive nature of our industry, client service and retention is also important to our future growth and sustainability, and Lisa’s experience will be invaluable.

It is expected that Chris will succeed me as Chief Executive Officer in January 2016. As I wrote in the Diamond Hill annual shareholder letter in March 2011, I intend to continue to serve as a portfolio manager after that time. In addition, effective January 1, 2014, I assumed the role of Vice Chairman of the Diamond Hill Investment Group Board, and it is expected that I will succeed Don Shackelford as Board Chairman in 2015 when his term expires.

Attracting and retaining talented investment personnel is also key to firm sustainability. Our research team has continued to grow in numbers and experience, led by Co-Directors of Research Rick Snowdon and Austin Hawley. At the end of 2013, we had 17 research analysts and 7 research associates, which we believe necessary for the depth of analysis required to accomplish our goals. The growth of this team has paralleled the growth in AUM, and we hope to see continued growth in both. Importantly, we have had no turnover in our equity portfolio manager or our research analyst ranks since the firm’s inception.

Co-Chief Investment Officer Chris Welch leads our newest strategy, which is a Mid Cap strategy that overlaps with Chuck Bath’s Large Cap strategy and Chris’ own Small-Mid Cap strategy. We believe that this offering addresses an important market segment and can be managed efficiently given our existing strategies. We will only offer strategies in areas where we believe we can meet our fiduciary responsibility to new clients without diminishing our ability to meet that responsibility to our clients in existing strategies.

At the end of 2013, we completed an initiative to refresh our brand, including a new logo and website. Each of the colors in our new logo was carefully chosen to represent one of the core principles in our mission statement, serving as a subtle yet tangible reminder of our commitment and our distinctive culture. Our commitment to an intrinsic value-based investment philosophy, long-term perspective, disciplined approach, and alignment with our clients’ interests remains unchanged, as it has since our firm’s inception.

Financial Results: Shareholder Value

Revenue was $81 million in 2013 compared with $67 million in 2012 and $47 million in 2008. AUM finished the year at $12.2 billion, up 30% from 2012 and 170% from 2008. Our 37.7% operating margin was slightly higher than last year’s margin of 36.6%. Our strong financial results in 2013 were primarily a reflection of the very strong U.S. equity markets. The U.S. financial markets have rebounded considerably from the depths of the financial crisis. As a result, we believe it is highly unlikely that equity market returns will rival returns over the past five years, which certainly impacts our growth in revenues and profits.

Six years ago, Diamond Hill paid its first cash dividend, and we have paid a cash dividend each year since. In total, we have paid $49 per share in cash dividends, about 57% of which represented a return of capital. It is important to note that during the past six years, our tangible book value per share declined due to these dividends, from $17.52 at the end of 2007 to $13.80 at the end of 2013. The $49 per share in dividends and the $3.72 decline in tangible book value per share results in a net of $45.28 per share, which represents one measure of change in shareholder value during the past six years, an annualized rate of 17% percent for the six years. While tangible book value is a component of intrinsic value, the percentage of intrinsic value it represents varies considerably between companies.

This analysis is comparable to another popular measure: total shareholder return (TSR), which takes into account both cash returned to shareholders and change in stock price. For Diamond Hill, this also equates to approximately 15% annualized over the past six years. While the current stock price represents the market’s estimate of a company’s intrinsic value, a premise of our investment philosophy is that price and intrinsic value often differ, sometimes substantially. Thus, we believe the relevant measure of value creation, in addition to cash returned to shareholders, is the change in Diamond Hill’s intrinsic value.

The Next Five Years

During the next five years, and always, our top priority is to meet our fiduciary duty to clients. Adding value to our clients’ portfolios through our disciplined investment process is imperative for retaining and growing our client base. Secondly, adding new strategies that fit well with our existing strategies, like our new Mid Cap strategy, is something we will consider. Over the past few years, we have expanded our research effort to include more international companies. A deeper understanding of non-U.S. based companies not only allows us to be better investors, but also may lead to a global strategy in the future. Finally, additional tangential business opportunities, like our Beacon Hill subsidiary, are possible, but only when we believe that such opportunities would increase the intrinsic value of our entire firm.

We are a financially strong, well-positioned firm operating in a very competitive industry. While I would not want us to underestimate the various challenges, I believe that we will continue to build upon our past successes and to reward clients, shareholders, and associates accordingly. A special thanks to our Board of Directors who have supported me in those efforts.

Sincerely,

R. H. Dillon
President and Chief Executive Officer

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

March 12, 2014

Dear Shareholders:

We cordially invite you to attend the 2014 Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. to be held at 325 John H. McConnell Blvd., Columbus, Ohio 43215, on Wednesday, April 30, 2014, at 2:00 p.m. Eastern Daylight Saving Time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations and our directors and officers will be present to respond to any appropriate questions you may have. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares you own.

Sincerely,
R. H. Dillon
President and Chief Executive Officer

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 30, 2014

Notice is hereby given that the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Diamond Hill Investment Group, Inc. (the “Company”), will be held at 325 John H. McConnell Blvd., Columbus, Ohio 43215, on Wednesday, April 30, 2014, at 2:00 p.m. Eastern Daylight Saving Time to consider and act upon the following matters:

1)	the election of six directors to serve on the Company’s Board of Directors until the Company’s 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2)	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3)	the approval of the Diamond Hill Investment Group, Inc. 2014 Equity and Cash Incentive Plan;

4)	amendments to the Company’s Code of Regulations to separate the positions of President and Chief Executive Officer;

5)	amendments to the Company’s Code of Regulations to permit the Board of Directors to amend the Code of Regulations in accordance with Ohio law;

6)	a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers; and

7)	such other business as may properly come before the Annual Meeting or any adjournment thereof.

Action may be taken on the foregoing proposals at the Annual Meeting or at any adjournment of the Annual Meeting. The Board of Directors has fixed the close of business on March 6, 2014, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof. Please complete, sign and date the enclosed form of proxy, which is solicited by the Company’s Board of Directors, and mail it promptly in the enclosed envelope. Alternatively, you may vote by phone or electronically over the Internet in accordance with the instructions on the enclosed proxy. Returning the enclosed proxy card, or transmitting voting instructions electronically through the Internet or by telephone, does not affect your right to vote in person at the Annual Meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if your shares are registered in your name.

PROMPTLY RETURNING YOUR PROXY WILL SAVE THE COMPANY THE EXPENSE OF MAKING FURTHER REQUESTS FOR PROXIES IN ORDER TO OBTAIN A QUORUM. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, REFER TO THE INSTRUCTIONS ON THE PROXY CARD TO TRANSMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE.

By order of the Board of Directors,

James F. Laird
Secretary

Columbus, Ohio
March 12, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2014:
The Proxy Statement and the 2013 Annual Report to Shareholders are available without charge at the following location:
http://ir.diamond-hill.com/GenPage.aspx?IID=112960&GKP=1073749012

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
DIAMOND HILL INVESTMENT GROUP, INC.
TO BE HELD ON APRIL 30, 2014

This Proxy Statement is being furnished to the shareholders of Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”, “we”, “us” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 30, 2014, and any adjournment thereof. A copy of the Notice of Annual Meeting accompanies this Proxy Statement. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about March 14, 2014. Only our shareholders of record at the close of business on March 6, 2014, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

The purposes of this Annual Meeting are:

1)	To elect six directors to serve on our Board until our 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2)	To consider and vote upon a proposal to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3)	To consider and vote upon the approval of the Diamond Hill Investment Group, Inc. 2014 Equity and Cash Incentive Plan (the “2014 Incentive Plan”);

4)	To consider and vote upon amendments to our Code of Regulations to separate the positions of President and Chief Executive Officer;

5)	To consider and vote upon amendments to our Code of Regulations to permit the Board to amend the Code of Regulations in accordance with Ohio law;

6)	To consider and vote upon a non-binding, advisory resolution to approve the compensation of our named executive officers; and

7)	To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

Those common shares represented by (i) properly signed proxy cards received by us prior to the Annual Meeting or (ii) properly authenticated voting instructions recorded electronically over the Internet or by telephone prior to 11:59 p.m. Eastern Daylight Saving Time on April 29, 2014 and, in each case, that are not revoked, will be voted at the Annual Meeting as directed by the shareholders. If a shareholder submits a valid proxy and does not specify how the common shares should be voted, they will be voted as recommended by the Board. The proxy holders will use their best judgment regarding any other matters that may properly come before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2014:
The Proxy Statement and the 2013 Annual Report to Shareholders are available without charge at the following location:
http://ir.diamond-hill.com/GenPage.aspx?IID=112960&GKP=1073749012

SECTION	PAGE
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
PROCEDURAL MATTERS	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	5
PROPOSAL 1 — ELECTION OF DIRECTORS	6
DIRECTOR INDEPENDENCE	6
THE NOMINEES	6
THE BOARD OF DIRECTORS AND COMMITTEES	8
COMPENSATION OF DIRECTORS	9
CORPORATE GOVERNANCE	11
EXECUTIVE OFFICERS AND COMPENSATION INFORMATION	13
COMPENSATION DISCUSSION AND ANALYSIS	13
STOCK OWNERSHIP GUIDELINES	17
SUMMARY COMPENSATION TABLE	18
GRANTS OF PLAN BASED AWARDS FOR 2013	19
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013	20
OPTION EXERCISES AND STOCK VESTED FOR 2013	20
COMPENSATION COMMITTEE REPORT	23
PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
AUDIT COMMITTEE REPORT	25
PROPOSAL 3 - APPROVAL OF THE COMPANY'S 2014 EQUITY AND CASH INCENTIVE PLAN	26
PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO OUR CODE OF REGULATIONS TO SEPARATE THE POSITIONS OF PRESIDENT AND CHIEF EXECUTIVE OFFICER	32
PROPOSAL 5 - APPROVAL OF AN AMENDMENT TO OUR CODE OF REGULATIONS TO PERMIT THE BOARD OF DIRECTORS TO AMEND OUR CODE OF REGULATIONS IN ACCORDANCE WITH OHIO LAW	34
PROPOSAL 6 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	35
ADDITIONAL INFORMATION	36
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	36
SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING	36
SHAREHOLDERS SHARING THE SAME ADDRESS	36
OTHER BUSINESS	36
APPENDIX A - 2014 EQUITY AND CASH INCENTIVE PLAN	A-1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	When and where will the Annual Meeting take place?

A:
The Annual Meeting will be held at 325 John H. McConnell Blvd., Columbus, Ohio 43215, on Wednesday, April 30, 2014, at 2:00 p.m. Eastern Daylight Saving Time. You may also listen live to the Annual Meeting via audio conference by calling 1-800-774-6070, and using confirmation code 8418 969# when prompted.

Q:	What may I vote on?

A:
At the Annual Meeting, you will be asked to consider and vote upon: (i) the election of six directors to serve on the Board until our 2015 Annual Meeting of Shareholders; (ii) the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014; (iii) the approval and adoption of our 2014 Equity and Cash Incentive Plan; (iv) amendments to our Code of Regulations to separate the positions of President and Chief Executive Officer; (v) amendments to our Code of Regulations to permit the Board to amend the Code of Regulations in accordance with Ohio law; and (vi) a non-binding, advisory resolution to approve the compensation of our named executive officers.

Q:	What do I need to do now?

A:
After carefully reading this Proxy Statement, indicate on the enclosed proxy card how you want your shares to be voted and sign and mail the proxy card promptly in the enclosed envelope. Alternatively, you may vote by phone or over the Internet in accordance with the instructions on your proxy card. The deadline for transmitting voting instructions over the Internet or telephonically is 11:59 p.m. Eastern Daylight Saving Time on Tuesday, April 29, 2014. If you vote by phone or over the Internet you do not need to return a proxy card. You should be aware that if you vote over the Internet or by phone, you may incur costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

Q:	What does it mean if I get more than one proxy card?

A:
If your shares are registered in more than one account, you will receive more than one proxy card. If you intend to vote by mail, sign, date and return all proxy cards to ensure that all your shares are voted. If you are a record holder and intend to vote by telephone or over the Internet, you must do so for each individual proxy card you receive.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Many shareholders are beneficial owners, meaning they hold their shares in “street name” through a broker, bank or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.    For shares registered directly in your name with the Company’s transfer agent, you are considered the shareholder of record and we are sending this Proxy Statement and related materials directly to you. As a shareholder of record, you have the right to vote in person at the Annual Meeting or you may grant your proxy directly to the Board’s designees by completing, signing and returning the enclosed proxy card, or transmitting your voting instructions over the Internet or by phone.

Beneficial Owner.    For shares held in “street name”, you are considered the beneficial owner and this Proxy Statement and related materials are being forwarded to you by your broker, bank or other nominee, who is the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares. Your broker or nominee will provide you with information on the procedures you must follow to instruct them how to vote your shares or how to revoke previously given voting instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares in the manner you instruct, and you should follow the voting instructions provided to you by your broker. However, if you do not provide voting instructions to your broker, it may vote your shares in its discretion on certain “routine” matters. The ratification of the appointment of KPMG as our independent registered public accounting firm for the 2014 fiscal year is considered routine, and if you do not submit voting instructions, your broker may choose, in its discretion, to vote or not vote your shares on the ratification. [None of the other matters to be voted on at the Annual Meeting are routine, and your broker may not vote your shares on those matters without your instructions.]

Q:	May I revoke my proxy or change my vote after I have mailed a proxy card or voted electronically over the Internet or by telephone?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record holder of the shares, you can do this in three ways:
	•	send a written statement to James F. Laird, our Secretary, stating that you would like to revoke your proxy, which must be received prior to the Annual Meeting;
•
send a newly signed and later-dated proxy card, which must be received prior to the Annual Meeting, or submit later-dated electronic voting instructions over the Internet or by telephone no later than 11:59 p.m. Eastern Daylight Saving Time on April 29, 2014; or

•
attend the Annual Meeting and revoke your proxy in person prior to the start of voting at the Annual Meeting or vote in person at the Annual Meeting (attending the Annual Meeting will not, by itself, revoke your proxy or a prior Internet or telephone vote).

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee, and you should review the instructions provided by your broker or nominee to determine the procedures you must follow.

Q:	Can I vote my shares in person at the Annual Meeting?

A:
You may vote shares held of record in person at the Annual Meeting. If you choose to attend, please bring the enclosed proxy card and a form of identification. If you are a beneficial owner and you wish to attend the Annual Meeting and vote in person, you will need a signed proxy from your broker or other nominee giving you the right to vote your shares at the Annual Meeting and a form of identification. To obtain directions to attend the Annual Meeting and vote in person, please call James F. Laird, the Company’s Secretary, at (614) 255-3353 or visit the Company’s website, www.diamond-hill.com/contact.

Q:	How will my shares be voted if I submit a proxy without voting instructions?

A:
If you submit a proxy and do not indicate how you want your shares voted, your proxy will be voted on the matters presented as recommended by the Board. The Board’s recommendations are set forth in this Proxy Statement.

Q:	Who can answer my questions about how I can submit or revoke my proxy or vote by phone or via the Internet?

A:
If you are a record shareholder and have more questions about how to submit your proxy, please call James F. Laird, the Company’s Secretary, at (614) 255-3353. If you are a beneficial owner, you should contact your broker or other nominee to determine the procedures you must follow.

PROCEDURAL MATTERS
Record Date

Only our shareholders of record at the close of business on March 6, 2014, the record date, will be entitled to vote at the Annual Meeting. As of the record date, there were 3,285,998 of our common shares outstanding and entitled to vote at the Annual Meeting.

Proxy

Your shares will be voted at the Annual Meeting as you direct on your signed proxy card or in your telephonic or Internet voting instructions. If you submit a proxy card without voting instructions, it will be voted as recommended by the Board. These recommendations are set forth in this Proxy Statement. The duly appointed proxy holders will vote in their discretion on any other matters that may properly come before the Annual Meeting.

Voting

Each outstanding share may cast one vote on each separate matter of business properly brought before the Annual Meeting. If you hold shares in street name, we encourage you to instruct your broker or other nominee as to how to vote your shares.

A shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to (i) the number of directors to be elected (six), multiplied by (ii) the number of shares held by the shareholder, or may distribute such shareholder’s total votes among as many candidates as the shareholder may select. However, no shareholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and a shareholder has given us notice at least 48 hours prior to the Annual Meeting of the intention to cumulate votes. The proxies the Board is soliciting include the discretionary authority to cumulate votes. If cumulative voting occurs at the Annual Meeting, the proxies intend to vote the shares represented by proxy in a manner to elect as many of the six director nominees as possible. Cumulative voting only applies to the election of directors.

Director elections. The affirmative vote of the holders of a plurality of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required for the election of directors. The six nominees receiving the most votes will be elected.

Ratification of selection of KMPG. The affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the selection of KPMG as the Company’s independent registered public accounting firm for fiscal year 2014.

Approval of the 2014 Incentive Plan. The affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the 2014 Incentive Plan.

Approval of the amendments to the Company’s Code of Regulations to separate the positions of President and Chief Executive Officer. The affirmative vote of a majority of our outstanding shares is required to approve the amendments to our Code of Regulations.

Approval of the amendments to the Company’s Code of Regulations to permit the Board of Directors to amend the Code of Regulations in accordance with Ohio law. The affirmative vote of a majority of our outstanding shares is required to approve the amendments to our Code of Regulations.

Advisory approval of named executive officer compensation. The affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required for shareholder advisory approval of the compensation of the Company’s named executive officers.

Effect of broker non-votes and abstentions. Under the applicable regulations of the Securities and Exchange Commission (the “SEC”) and the rules of exchanges and other self-regulatory organizations of which the brokers are members, brokers who hold common shares in street name may sign and submit proxies and may vote our common shares on certain “routine” matters. The ratification of KPMG is considered routine. Brokers may not vote street name shares on other matters without specific instructions from the customer who owns the shares. Proxies that are signed and submitted by brokers that have not been voted on certain matters are referred to as “broker non-votes.”

Under applicable stock exchange rules, brokers are not permitted to vote without instruction in the election of directors, on the approval of the 2014 Incentive Plan, or the two proposals to amend our Code of Regulations. In addition, SEC regulations prohibit brokers from voting without customer instruction on the approval of named executive officer compensation. Neither broker non-votes nor abstentions will have any effect on the election of directors. Abstentions will have the same effect as a vote against the ratification of the appointment of KPMG, the 2014 Incentive Plan, and the advisory approval of named executive officer compensation; although, broker non-votes will have no effect on those proposals. Abstentions and broker non-votes will have the same effect as votes against the each of the proposals to amend our Code of Regulations.

Quorum

Business can be conducted at the Annual Meeting only if a quorum, consisting of at least the holders of a majority of our outstanding shares entitled to vote, is present, either in person or by proxy. Abstentions and broker non-votes will be counted toward establishing a quorum. If a quorum is not present at the time the Annual Meeting is convened, a majority of the shares represented in person or by proxy may adjourn the Annual Meeting to a later date and time, without notice other than announcement at the Annual Meeting. At any such adjournment of the Annual Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Annual Meeting as originally called.

Solicitation; Expenses

We will pay all expenses of the Board’s solicitation of the proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, form of proxy and Proxy Statement, postage for return envelopes, the handling and expenses for tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners. We will not pay any electronic access charges associated with Internet or telephonic voting incurred by a shareholder. We may solicit proxies in person or by telephone, facsimile or e-mail, and our officers, directors and employees may also assist with solicitation, but will receive no additional compensation for doing so.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and you should not rely on any such information or representation. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

Requests for Proxy Statement and Annual Report on Form 10-K; Internet Availability

Our Annual Report on Form 10-K for the year ended December 31, 2013, including audited consolidated financial statements, accompanies this Proxy Statement but is not a part of the proxy solicitation material. We are delivering a single copy of this Proxy Statement and the Form 10-K to multiple shareholders sharing an address unless we have received instructions from one or more of the shareholders to the contrary. We will promptly deliver a separate copy of the Proxy Statement and/or Form 10-K, at no charge, upon receipt of a written or oral request by a record shareholder at a shared address to which a single copy of the documents was delivered. Written or oral requests for a separate copy of the documents, or to provide instructions for delivery of documents in the future, may be directed to James F. Laird, Secretary of the Company, at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215 or by phone at (614) 255-3333.

Additionally, this Proxy Statement and our Annual Report on Form 10-K are available on the internet free of charge at:
http://ir.diamond-hill.com/GenPage.aspx?IID=112960&GKP=1073749012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of our common shares as of the record date, March 6, 2014, by (a) all persons known by us to own beneficially five percent or more of the Company’s outstanding shares, (b) each director and director nominee, (c) our Chief Executive Officer and Chief Financial Officer, and the President and Chief Operating Officer of Diamond Hill Capital Management, Inc., and (d) all of our executive officers, directors, and nominees as a group. Although not required, we have also decided to voluntarily disclose all common shares beneficially owned by all other employees of the Company, excluding the executive officers. Unless otherwise indicated, the named persons exercise sole voting and dispositive power over the shares listed. None of the named persons have any outstanding options.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Christopher M. Bingaman	20,898	(2)	*
R. H. Dillon	301,288	(2)	9.2%
Randolph J. Fortener	6,000		*
James F. Laird	75,422	(2)	2.3%
Donald B. Shackelford	11,705	(3)	*
Bradley C. Shoup	6,000		*
Frances A. Skinner	6,935		*
Lisa M. Wesolek	31,107	(2)	*
Directors, nominees, and executive officers as a group (8 persons)	459,355		14.0%
All other employees of the Company (87 persons)	544,863	(4)	16.6%
5% Beneficial Owners
Royce & Associates, LLC(5)	202,329		6.2%
BlackRock, Inc.(6)	188,208		5.7%

(1)
Beneficial ownership of less than one percent is represented by an asterisk (*). The percent of class is based upon (a) the number of shares beneficially owned by the named person, divided by (b) the total number of shares which are issued and outstanding as of March 6, 2014 (3,285,998 shares).

(2)
Includes 2,434 shares, 2,901 shares, 3370 shares, and 697 shares for Mr. Bingaman, Mr. Dillon, Mr. Laird, and Ms. Wesolek, respectively, which are held in the Company’s 401(k) plan, over which the Trustee of the 401(k) Plan possesses the voting power and which are subject to restrictions on the power to dispose of these shares.

(3)	Includes 11,705 shares for Mr. Shackelford that are held in Trust.

(4)
Includes all employees of Diamond Hill Investment Group, Inc. and its subsidiaries as of March 6, 2014, excluding executive officers. Each employee has sole voting power. Certain shares are subject to restrictions on the power to dispose of the shares. The employees do not constitute a Group as defined by Rule 13d-1 of the Exchange Act. Includes 64,641 shares held in the Company's 401(k) Plan, over which the Trustee of the 401(k) Plan possesses the voting power and which are subject to restrictions on the power to dispose of these shares.

(5)
The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151. Based on information contained in a Schedule 13G filed with the SEC on January 8, 2014, by Royce & Associates, Inc, which reported Royce & Associates, Inc. has sole voting power and sole dispositive power over 202,329 shares.

(6)
The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. Based on information contained in a Schedule 13G/A filed with the SEC on January 28, 2014, by BlackRock, Inc., which reported BlackRock, Inc. has sole voting power over 183,334 shares and sole dispositive power over 188,208 shares on behalf of its subsidiaries.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than ten percent of the Company’s shares, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 and Form 5. Executive officers, directors and persons who beneficially own more than ten percent of the Company’s securities are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports they file with the SEC. Based solely upon a review of the Forms 3, 4 and 5 furnished to the Company by these persons and statements made by these persons that no other Section 16(a) reports were required to be filed by them, there were, to the Company’s knowledge, no late or unfiled reports during the year ended December 31, 2013.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board guides the strategic direction of the Company and oversees its management. All of our directors are elected annually. Peter J. Moran, who has served as a director of the Company since 2011 and is the chairman of the Nominating and Governance Committee, has not been renominated and is retiring from the Board at the Annual Meeting. The Board would like to thank Mr. Moran for his dedicated service to the Company. Although we presently have seven directors, as a result of Mr. Moran’s departure from the Board, the Board has reduced the number of directors from seven to six. Mr. Moran will continue to serve until his term expires at the Annual Meeting, at which time the reduction to six directions will take effect. Thus, the Board is nominating six nominees for election.

Pursuant to the recommendation of the Nominating and Governance Committee, the Board has nominated the six nominees listed below for reelection, all of whom are incumbents, to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the Meeting, proxies will be voted FOR the election of a replacement recommended by the Nominating and Governance Committee and approved by the Board.

Director Independence

The Board has determined that, with the exception of Mr. Dillon and Mr. Laird, all of our current directors are independent under the rules and independence standards of The NASDAQ Stock Market (“NASDAQ”), as well as applicable SEC requirements. There are no family relationships among our directors and executive officers.
The Nominees

The Board has determined that all of our director nominees are qualified to serve as directors of the Company. In addition to the specific business experience listed below, each of our director nominees has the tangible and intangible skills and attributes that we believe are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director, and the character and integrity we expect of our directors. The specific qualifications of each individual nominee are set forth under his or her name below.

R. H. Dillon, CFA, age 57, has been a director of the Company since 2001, and the President and CEO of the Company since 2000. Prior to joining the firm in 2000, Mr. Dillon had been employed as a portfolio manager by Loomis, Sayles & Company since 1997. Mr. Dillon has over 30 years of experience in the investment management industry.

Mr. Dillon received his BS and MA from The Ohio State University and his MBA from University of Dayton. Mr. Dillon also holds the Chartered Financial Analyst designation.

The Board believes that Mr. Dillon’s qualifications to serve on the Board include his 13 years of experience as CEO and a Portfolio Manager of the Company, his in depth knowledge and involvement in our operations and his more than 30 years of experience as an investment professional.

Randolph J. Fortener, age 60, has been an independent director of the Company since 2013, is the chair of the Audit Committee, and serves on the Nominating and Governance Committee. Mr. Fortener has worked at the Crane Group, a private holding and management company, based in Columbus, Ohio, since 1990 and currently serves as the executive vice president of Crane Investment Company. In such capacity, Mr. Fortener directs all investment and acquisition activity for the company. Prior to joining the Crane Group, Mr. Fortener was a partner at Deloitte & Touche LLP, a big four accounting firm, providing services to investment banking firms. Mr. Fortener also specialized in estate and tax planning for privately held businesses while with Deloitte. Mr. Fortener has over 35 years of business experience, with an emphasis on corporate acquisitions and investments.

Mr. Fortener has served on numerous corporate boards and has served as chairman for many of them. Currently, Mr. Fortener is an appointed board member of the Columbus Metropolitan Library and serves on the board of The Breathing Association.

Mr. Fortener received a BS in accounting from The University of Findlay and an MBA in finance from the University of Dayton and is a Certified Public Accountant (inactive).

Mr. Fortener’s qualifications to serve on the Board include his substantial experience in accounting and financial matters, including his significant experience as a certified public accountant, his current role as President of Crane Investment Company, and his experience on other corporate boards.

James F. Laird, CPA, age 57, has been a director of the Company since 2011, and the Chief Financial Officer, Secretary and Treasurer of the Company and President of Diamond Hill Funds since 2001. Prior to joining the firm in 2001, Mr. Laird was employed as a Senior Vice President for Villanova Capital since 1999 and Vice President and General Manager for Nationwide Advisory Services, Inc. from 1995 to 1999. Mr. Laird has over 25 years of experience in the investment management industry.

Mr. Laird received his BS in Accounting from The Ohio State University, is a Certified Public Accountant, and holds the Series 7, 24, 26, 27 and 63 securities licenses with the Financial Industry Regulation Authority.

Mr. Laird’s qualifications to serve on the Board include his 12 years of experience as CFO of the Company, his in depth knowledge and involvement in our operations and his more than 25 years of experience in the financial, operational, administrative, and distribution aspects of the investment management industry.

Donald B. Shackelford, age 81, has been an independent director of the Company since 2005, has served as board chairman since 2011, and serves on the Compensation Committee. Mr. Shackelford retired from Fifth Third Bank, Central Ohio in 2008, where he served as Chairman from 1998 to 2008. Prior to joining Fifth Third Bank, Mr. Shackelford served as Chairman and CEO of State Savings Bank for 25 years, until its acquisition by Fifth Third Bank in 1998.

Mr. Shackelford served as a director of The Progressive Corporation, a national property and casualty insurance company from 1976 to 2010. Mr. Shackelford serves on the board of The Lowell Group, Insignia Bank, and Insight Bank, each private companies. Mr. Shackelford also served as a director of Limited Brands, Inc. from 1976 to 2005.

Mr. Shackelford received his BA from Denison University and his MBA from Harvard Business School.

Mr. Shackelford’s qualifications to serve on the Board include his substantial experience in banking and financial services and his experience as a director of other public companies.

Bradley C. Shoup, age 55, has been an independent director of the Company since 2012 and serves on the Audit, Compensation, and Nominating and Governance Committees. Mr. Shoup has been Partner at Falcon Fund Management Ltd., since 2013. From 2011 to 2013, Mr. Shoup was a Managing Director of Cox Partners Inc., a private investment partnership in a family office. Prior to working at Cox Partners Inc., Mr. Shoup was Chief Investment Officer of Armstrong Equity Partners LP, a private investment partnership in the same family office. Prior to joining Armstrong, Mr. Shoup was President of BCS Capital Inc, an investment advisory firm from 2003 to 2006. Prior to BCS Capital, he was a founding member of Relational Investors LLC, an institutional investment management firm. Mr. Shoup has over 20 years of experience in the investment management industry.

Mr. Shoup received his BS in Civil Engineering with Distinction from the University of Kansas and his MS from the Sloan School of Management at Massachusetts Institute of Technology.

Mr. Shoup’s qualifications to serve on the Board include his significant experience in the investment management industry, including his specific knowledge of and experience in investment management.

Frances A. Skinner, CFA, CPA, age 49, has been an independent director of the Company since 2010, is the chair of the Compensation Committee, and serves on the Audit Committee. Ms. Skinner has been a partner with AUM Partners, LLC, a management consulting firm specializing in the investment management industry, since 2009. Prior to joining AUM Partners, she was a principal with Focus Consulting Group, Inc. from 2003 to 2009. Ms. Skinner also spent 16 years at Allstate Investments, LLC, where she worked on developing compensation and incentive programs for investment professionals. Ms. Skinner has over 25 years of experience in the areas of investment management, finance and consulting. She is a co-author of the book High Performing Investment Teams (Wiley, 2006).

Ms. Skinner received her BA from St. Xavier University and her MBA from the University of Illinois - Chicago. Ms. Skinner also holds the Chartered Financial Analyst designation and is a Certified Public Accountant.

Ms. Skinner’s qualifications to serve on the Board include her significant experience in the global investment management industry and experience in developing and consulting on matters of leadership, teamwork, performance evaluation, and compensation practices.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF R. H. DILLON, RANDY J. FORTENER, JAMES F. LAIRD, DONALD B. SHACKELFORD, BRADLEY C. SHOUP, AND FRANCES A. SKINNER AS DIRECTORS OF THE COMPANY.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board held a total of five meetings during the year ended December 31, 2013. Each director attended 100% of the combined total number of meetings of the Board and its committees of which he or she was a member. Consistent with our Corporate Governance Guidelines, the independent directors met in executive session at all of the regularly scheduled Board meetings in 2013. Our Corporate Governance Guidelines provide that all directors are expected to attend each annual meeting of shareholders. All of our then incumbent directors attended our 2013 Annual Meeting of Shareholders.

Corporate Governance

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board has adopted a written charter for each Committee. Current copies of each committee charter and our Corporate Governance Guidelines are available at our website, ir.diamond-hill.com, under the heading “Corporate Governance” on the right hand side of the site.

Pursuant to rules promulgated under the Sarbanes-Oxley Act of 2002, the Board has adopted a Code of Ethics for Principal Executive and Senior Financial Officers. This code is intended to deter wrongdoing and promote honest and ethical conduct, full, timely and accurate reporting, compliance with laws, and accountability for adherence to the code, including internal reporting of code violations.

We also have a Code of Business Conduct and Ethics that is applicable to all of our employees and directors, a copy of which was filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on March 13, 2009. It is our policy to require all employees to participate annually in continuing education and training relating to the Code of Business Conduct and Code of Ethics.

We also have established a policy prohibiting our officers, directors, and employees from purchasing or selling shares of the Company while in possession of material, nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The policy also prohibits all employees and directors from purchasing or selling any derivative arrangement related to securities of the Company or engaging in any speculative, short selling, or hedging activities related to securities of the Company that may have a similar economic effect.

Audit Committee

Mr. Fortener, Mr. Shoup, and Ms. Skinner serve on the Audit Committee, which met four times during 2013. Mr. Fortener serves as the Chair of the Audit Committee. The Board has determined that each of these committee members meets the independence and financial literacy rules and standards of the SEC and NASDAQ. The Board also has concluded that each of Mr. Fortener, Mr. Shoup, and Ms. Skinner meets the criteria for an audit committee financial expert as established by the SEC.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the retention of our independent registered public accounting firm, including appointing and overseeing the terms of its engagement and its performance, qualifications and independence, and (2) the integrity of our financial statements, other financial information provided to shareholders, and our internal control structure. The Audit Committee also reviews all related person transactions for potential conflicts of interest on an ongoing basis and all such transactions must be approved by the Audit Committee. Additional information on the approval of related person transactions is available under the heading “Certain Relationships and Related Person Transactions” below. The report of the Audit Committee appears below the heading “AUDIT COMMITTEE REPORT.”

Compensation Committee

Mr. Shackelford, Mr. Shoup, and Ms. Skinner serve on the Compensation Committee, which met three times during 2013. Ms. Skinner serves as the Chair of the Compensation Committee. The Board has determined that each of these committee members meets the independence criteria of the SEC and NASDAQ. No member of the Compensation Committee is or has been an officer or employee of the Company or has had any relationship requiring disclosure by us under Item 404 of SEC Regulation S-K. In addition, no member of the Compensation Committee or Board is employed by a company whose board of directors includes a member of the Company’s management.

The primary purpose of the Compensation Committee is to review and approve the Company’s executive compensation policies, evaluate the performance of our executive officers in light of corporate goals and objectives approved by the Compensation Committee, approve the annual salary, bonus, stock grants and other benefits, direct and indirect, of our executive officers and other senior employees, make recommendations to the full Board with respect to incentive-compensation plans and equity-based plans and determine director and committee member/chair compensation for non-employee directors. The Compensation Committee also administers our equity and other incentive plans. The Compensation Committee has delegated to management the ability to make stock grants within specific parameters to associates to align the interests of shareholders and the associate, to promote employee retention, and long-term employee ownership. A description of the Company’s processes and procedures for the consideration and determination of executive officer compensation are discussed under the heading “Compensation Discussion and Analysis” below.

Nominating and Governance Committee

Messrs. Fortener, Moran, and Shoup serve on the Nominating and Governance Committee, which met twice during 2013. Mr. Moran serves as the chairman. The Board has determined that each of these committee members meets the independence criteria of NASDAQ.

The primary purpose of the Nominating and Governance Committee is to maintain and cultivate the effectiveness of the Board and oversee the Company’s governance policies. Among the committee’s responsibilities are Board and committee composition, director qualifications, orientation and education, and Board evaluations. Members identify, evaluate, and nominate Board candidates; review compliance with director stock ownership guidelines; and oversee procedures regarding shareholder nominations and other communications to the Board. The Nominating and Governance Committee is also responsible for monitoring compliance with and recommending any changes to the company’s Corporate Governance Guidelines. Additional information regarding the committee’s activities can be found under the heading “Corporate Governance.”
Board Committee Membership
The following table summarizes the membership of the Board and each of its committees, and the number of times each met during 2013:

Director	Audit	Compensation	Nominating and Governance
R. H. Dillon
Randolph J. Fortener(1)	Chair		Member
James F. Laird
Peter J. Moran			Chair
Donald B. Shackelford(2)		Member
Bradley C. Shoup(3)	Member	Member	Member
Frances A. Skinner	Member	Chair
Number of Meetings in 2013	4	3	2
____________________________

(1)	Mr. Fortener was appointed Chair of the Audit Committee in April 2013.

(2)	Chairman of the Board.

(3)	Mr. Shoup was appointed to Compensation Committee in October 2013, replacing Mr. Moran, and was appointed to the Nominating and Governance Committee in April 2013.
Compensation of Directors

The Compensation Committee is responsible for periodically reviewing and recommending to the Board the compensation of non-employee directors. At the discretion of the Board, directors are eligible to receive stock-based awards under the Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan (the “2011 Plan”). After a thorough review of the compensation of our non-employee directors, the Compensation Committee recommended a change in our non-employee director compensation from an annual payment structure to the use of long-term cliff vesting restricted stock awards, as a way to further align the interests of our directors with the long-term interests of our shareholders.

The Board adopted the Compensation Committee’s recommendation and, effective January 1, 2012, independent directors are compensated using cliff vesting restricted stock grants. These are intended to compensate the directors for a period of time, which is currently the shorter of five years or a director’s expected retirement date. The restricted stock grants are intended to fully compensate directors for their services as directors and as members of committees of the Board. After the restricted stock grants vest, our Corporate Governance Guidelines prohibit the shares from being sold while the director remains on the Board, except that shares may be sold within the year the grants vest to pay taxes due as a result of the vesting.

In 2012, the non-employee directors each received a cliff vesting restricted stock grant. Non-employee directors who are eligible to serve on the Board for five years or longer received a cliff vesting restricted stock grant of 6,000 shares intended to fully compensate them for their services through 2016. These directors will not be eligible to receive another cliff vesting restricted stock grant until 2017. Non-employee directors who are expected to retire within five years received a prorated cliff vesting restricted stock grant intended to fully compensate them for their services until they retire from the Board.

The following table summarizes the changes in the structure of director compensation adopted in 2012:

	Previous Compensation Structure	New Compensation Structure*
	2011	2012	2013	2014	2015	2016
Total Compensation — Company Stock	—	[6,000 Shares of Company Stock]
Annual Retainer — Company Stock	$40,000
Annual Retainer for Chairman — Cash	$10,000
Annual Retainer for Committee Chairs — Cash	$5,000
Payment for each board meeting attended	$2,000
Payment for each committee meeting attended	$1,000

The following table sets forth information regarding the compensation earned by, or paid to, directors who served on our Board in 2013. Mr. Dillon and Mr. Laird, who are executive officers of the Company, do not receive separate compensation for the director service and have been omitted from this table. As discussed above, existing directors received no cash or stock compensation in 2013, with the exception of Mr. Fortener who received a cliff vesting restricted stock grant of 6,000 shares in conjunction with his election to the Board, which is intended to fully compensate him for a five year period.
2013 Director Compensation(1)

Name	Stock Awards(2)	Total
Randolph J. Fortener(3)	$452,940	$452,940
Peter J. Moran	$—	$—
Donald B. Shackelford	$—	$—
Frances A. Skinner	$—	$—
Bradley C. Shoup	$—	$—
____________________________

(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services in 2013. All other columns have been omitted.

(2)	Represents the full grant-date fair value computed by multiplying the total shares granted by the closing price of the shares on the grant date.

(3)
Mr. Fortener was elected to the Board at the 2013 Annual Shareholder meeting. His compensation represents service after his election to the Board and is intended to represent service for the five year period ending April 30, 2018.

Non-employee directors are not expected to receive any additional cash or stock awards for the service period covered in the below table. These shares were granted under the 2011 Plan. For information on the expensing of these awards, please see note 5 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2013. Details of each stock award are reflected in the table below.

Name	Shares Granted	Service Period Covered	Grant- Date Fair Value	Grant Date	Vesting Date
Randolph J. Fortener	6,000	4/24/13 - 4/30/18	$452,940	4/30/13	4/30/18
Peter J. Moran	6,000	1/1/12 - 12/31/16	$462,060	2/22/12	1/1/17
Donald B. Shackelford(a)	4,200	1/1/12 - 4/30/15	$323,442	2/22/12	4/30/15
Frances A. Skinner	6,000	1/1/12 - 12/31/16	$462,060	2/22/12	1/1/17
Bradley C. Shoup	6,000	4/25/12 - 4/30/17	$462,060	4/25/12	4/30/17

(a)	Intended to represent service from January 1, 2012 until his scheduled retirement.

Ownership and Retention Guidelines

Our Corporate Governance Guidelines generally prohibit shares granted to our directors as compensation from being sold while the director remains on the Board. Therefore, we expect each non-employee director to hold for his or her entire term of service on the Board all of our shares granted to the director as compensation, except for sales of shares to pay taxes as discussed above.

CORPORATE GOVERNANCE

The Nominating and Governance Committee has general oversight responsibility for assessment and recruitment of new director candidates, as well as evaluation of director and board performance and oversight of our governance matters. The Committee originally adopted Corporate Governance Guidelines on February 25, 2010 and reviews them annually. The most current version of the Guidelines is available on our website, ir.diamond-hill.com, under “Corporate Governance” on the right hand side of the site.

Board Leadership and Composition

We believe separating the roles of Chairman and CEO provides for a strong governance and oversight structure, and these roles have been separate since 2000. Mr. Shackelford has served as independent non-executive chairman since 2011 and Mr. Dillon has served as CEO since joining the Company in 2000. The Chairman approves Board agendas and schedules, chairs all executive sessions of the independent directors, acts as the liaison between the independent directors and management, oversees the information distributed in advance of Board meetings, is available to the Secretary to discuss and, as necessary, respond to shareholder communications to the Board, and calls meetings of the independent directors. Mr. Dillon assumed the role of Vice Chairman in 2014 and is expected to become Chairman when Mr. Shackelford retires from the Board. When this occurs, a Lead Director will be named.

Currently, five of the seven directors are independent under NASDAQ standards. If the proposed directors are elected and following Mr. Moran’s departure, four of our six directors will still be independent. In addition, the Nominating and Governance Committee, the Audit Committee, and the Compensation Committee are all currently comprised entirely of independent directors and following the Annual Meeting will be reconstructed to remain so. Overall, we believe that our Board structure is designed to foster critical oversight, good governance practices, and the interests of the Company and its shareholders.

Among other things, the Corporate Governance Guidelines address term limits of each director. Although we have a 10 year service limit for directors, the Guidelines authorize the Board to make exceptions to this limitation and permit directors to serve for an additional year, and the Board has made such exceptions in the past.

Board’s Role in Risk Oversight

The Board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including client investment results, and operational, financial, legal, regulatory and strategic risks. The Audit Committee is responsible for overseeing risks relating to our accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets regularly with management and the Company’s independent registered public accounting firm. The Compensation Committee is responsible for overseeing risks relating to employment policies and our compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee meets regularly with management to understand the implications of compensation decisions, particularly the risks that our compensation policies pose to our finances and our relationship with employees.

Planning Group and Senior Management Team

In December 2012, the Company created a Senior Management Team, which includes the CEO, CFO, Mr. Bingaman, Mr. Snowdon, and Ms. Wesolek. Each member of the Senior Management Team reports directly to the CEO and is responsible for the following functional areas of the company: Mr. Laird - Finance, Administration, and Compliance; Mr. Bingaman - Portfolio Management; Mr. Snowdon - Research; and Ms. Wesolek - Client Service, Marketing, and Business Development. In conjunction with the creation of the Senior Management Team, the Planning Group was temporarily dissolved.

In July 2013, the Company reconstituted the Planning Group to provide input to the Senior Management Team, provide a source of leadership development, and play a role in the Company’s overall succession planning efforts. When reconstituted, the Planning Group included William Zox, Gary Young, and Laurie Riebel from the previous planning group and new members Austin Hawley - investment research, Jason Downey - investment research, and Josh Alderman - business development. The Company believes that the Senior Management Team in conjunction with a reconstituted Planning Group is an appropriate and effective organizational structure for the Company.

In December 2013, the Company announced that effective January 1, 2014, Mr. Bingaman would assume the role of President of Diamond Hill Capital Management, Inc. With this role, Mr. Bingaman is expected to succeed Mr. Dillon as Chief Executive Officer in January 2016. In addition, the Company announced that effective January 1, 2014, Ms. Wesolek would assume the role of Chief Operating Officer of Diamond Hill Capital Management, Inc.

Director Orientation and Continuing Education and Development

When a new independent director joins the Board, the Company provides a formal orientation program for the purpose of providing the new director with an understanding of our operations and financial condition. In addition, each director is expected to maintain the necessary level of expertise to perform his or her responsibilities as a director. To assist the directors in maintaining such level of expertise, we may, from time to time, offer continuing education programs in addition to briefings during Board meetings relating to the competitive and industry environment and the Company’s goals and strategies.

Director Qualifications and the Nominations Process

The Nominating and Governance Committee believes that the nominees presented in this proxy statement would constitute a Board with an appropriate level and diversity of experience, education, skills, and independence. The Nominating and Governance Committee routinely considers the current composition of the Board, and whether changes should be made or additional directors should be added to the Board.

The Nominating and Governance Committee supervises the nomination process for directors. It considers the performance, independence, diversity, and other characteristics of our incumbent directors, including their willingness to serve, and any change in their employment or other circumstances in considering their nomination each year. The Nominating and Governance Committee also considers diversity of background and experience as well as gender and other forms of diversity. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather we consider it among the various factors relevant to any particular nominee and the overall needs of the Board. In the event that a vacancy exists or the Company decides to increase the size of the Board, the Nominating and Corporate Governance Committee will identify, interview, examine, and make recommendations to the Board regarding appropriate candidates.

The Nominating and Governance Committee identifies potential candidates principally through suggestions from our directors and senior management. The committee may also seek candidates through informal discussions with third parties. We have not historically retained search firms to help identify director candidates and did not do so in identifying this year’s nominees.

In evaluating potential candidates, the Nominating and Governance Committee considers, among other factors, independence from management, experience, expertise, commitment, diversity, number of other public company board and related committee seats held, potential conflicts of interest, and the composition of the Board at the time of the assessment. All candidates for nomination must:

•	demonstrate strong character and integrity;

•	have sufficient time to carry out their duties;

•	have experience at senior levels in areas of expertise helpful to the Company and consistent with the objective of having a diverse and well-rounded Board; and

•	have the willingness and commitment to assume the responsibilities required of a director of the Company.

In addition, candidates expected to serve on the Audit Committee must meet independence and financial literacy qualifications required by NASDAQ, the SEC, and other applicable laws and regulations. Candidates expected to serve on the Nominating and Governance Committee and on the Compensation Committee must meet independence qualifications set out by NASDAQ. The evaluation process of potential candidates also includes personal interviews, and discussions with appropriate references. Once the Nominating and Governance Committee has selected a candidate, it recommends the candidate to the full Board for election if a vacancy occurs or is created by an increase in the size of the Board during the course of the year, or for nomination if the director is to be first elected by our shareholders. All directors serve for one-year terms and must stand for reelection annually.

The Nominating and Governance Committee does not currently have any specific policies regarding the consideration of director candidates recommended by shareholders due to a historical absence of shareholder recommendations. The Nominating and Governance Committee will consider shareholder recommendations for directors using the process and criteria set forth above. In the future, the Nominating and Governance Committee may in its discretion adopt policies regarding the consideration of director candidates recommended by shareholders. Shareholder recommendations for Board candidates must be directed in writing to the Company at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and us within the last three years, and evidence of the recommending person’s ownership of our common shares.

Certain Relationships and Related Person Transactions

The Board recognizes that related person transactions present a heightened risk of conflicts of interest. We currently have no related person transactions reportable pursuant to Item 404(a) of SEC Regulation S-K and have not had any such transactions in the recent past. As such, we do not believe it is necessary to have a written policy specifically dealing with related person transactions. The Audit Committee will review any potential related person transactions as they arise and are reported to the Board or the Audit Committee, regardless of whether the transactions are reportable pursuant to Item 404. No such transactions arose or were reviewed by the Audit Committee in 2013. For any related person transaction to be consummated or to continue, the Audit Committee must approve or ratify the transaction.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2013 were Ms. Skinner, Mr. Moran, Mr. Shoup, and Mr. Shackelford. Mr. Shoup replaced Mr. Moran on the Committee in October 2013. No director who served on the Compensation Committee during 2013 currently is, or during 2013 was, an officer, employee or former officer of the Company or had any relationship during 2013 requiring disclosure by us under Item 404 of SEC Regulation S-K. During 2013, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

During 2013, R. H. Dillon and James F. Laird were the Company’s only named executive officers. Their experience is described above under the heading “PROPOSAL 1 - ELECTION OF DIRECTORS.” The Company had no executive officers other than our named executive officers during 2013. Each named executive officer devotes his full time and effort to the affairs of the Company. Effective January 1, 2014, Diamond Hill Capital Management, Inc., a subsidiary of the Company, named Chris Bingaman, President, and Lisa Wesolek, Chief Operating Officer, making them executive officers of the Company.
Compensation Discussion and Analysis

In our Compensation Discussion and Analysis, we:

•	describe our compensation program objectives and how compensation for our named executive officers is determined; and

•	explain the tables and disclosures that follow.

This Compensation Discussion and Analysis presents compensation information for the following individuals:

•	R. H. Dillon, who served as our President and Chief Executive Officer in 2013; and

•	James F. Laird, who served as our Chief Financial Officer, Secretary and Treasurer in 2013.

Background

We are in the investment management industry. Human capital is the most important resource of companies in our industry. Attracting and retaining employees can be more difficult in our industry than in others because of how heavily our industry depends on the contributions of talented individuals. We have been able to attract and retain high-quality employees due to:

•	our investment-centric culture,

•	employee ownership in our business,

•	our central Ohio location, and

•	the nationally-competitive compensation we offer to our employees.

Compensation, which is a critical element in a business dependent on talented employees, has a particularly significant impact on profitability in industries like ours that are not capital intensive. This requires a balancing of the economics between our operating profit margin and rewarding the employees who generate our profits and produce investment results for our clients. As of March 6, 2014, our employees and directors owned approximately 30% of the Company. In contrast, many competitor firms are owned entirely by their employees and many publicly-traded asset managers are far less employee owned. Despite our unique ownership structure given our industry, we believe that industry norms are helpful benchmarks for evaluating the balancing effort.

At our 2013 Annual Meeting of Shareholders, we asked our shareholders to vote upon an advisory resolution to approve the compensation of our executive officers. The compensation of our named executive officers was approved by 98% of the votes cast on the matter. The Compensation Committee of the Board (the “Committee”) believes that the results of the advisory vote on executive compensation are supportive of our previous compensation practices and of its overall judgment related to the compensation practices of the Company and considered that endorsement in establishing the compensation awarded to our executive officers for 2013.

Compensation Program Objectives

We seek to attract and retain people with integrity, intelligence and energy. All employees are paid a competitive base salary, provided with competitive benefits and participate in an annual cash and equity incentive compensation program. The amount of individual incentive awards is based on an assessment of individual performance, while the amount of the overall available incentive pool is based on (i) overall firm investment and operating results, (ii) market compensation data, and (iii) the profitability of the firm compared to other investment management firms.

In addition to annual incentive compensation, upon commencing employment with the Company, most employees are awarded equity grants as an incentive to their continued employment. Generally, these awards cliff vest after five years of employment to promote employee retention and long-term employee ownership. The Company also seeks to increase employee ownership because it believes such ownership encourages employees to act and think like owners. While compensation amounts differ depending upon position, responsibilities, performance and competitive data, the Company seeks to reward all employees with similar compensation components based on these objectives.

Rewards Based on Performance

Our primary business objective is to meet our fiduciary duty to clients. Specifically, our focus is on long-term, five-year investment returns, with goals defined as rolling five-year periods in which client returns are sufficiently above relevant passive benchmarks, rank in the top quartile of similar investment strategies, and exceed a sufficient absolute return for the risk associated with the asset class. As it relates to our investment professionals, their compensation program is designed to reward performance that supports these objectives. For those employees who are not a part of our investment team the compensation program varies, but is based on rewarding individual performance that helps us meet our fiduciary duty to clients and shareholders. We seek to fulfill our fiduciary duty to shareholders by managing the firm and its assets to increase shareholder value over time.

Over the past five years, our annualized total shareholder return was 26.8% compared to a peer group average of 18.6% and a 20.0% return for the Russell 2000 Index. Further, over the past five years, $49 per share has been returned to shareholders via special dividend distributions, much of which has been deemed a return of capital, and therefore, is generally not currently taxable to our shareholders.

Compensation Setting Process

Role of the Compensation Committee. The Committee has the overall responsibility for evaluating and approving the structure, operation and effectiveness of our compensation plans, policies and programs for all employees. The Committee consists of Mr. Shackelford, Mr. Shoup and Ms. Skinner. Ms. Skinner serves as the Chair. Each member of the Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), is a “non-employee director” for purposes of Section 16(b) of the Securities Exchange Act of 1934, and meets NASDAQ independence requirements. The Committee is specifically charged to:

•
review and approve the corporate goals and objectives relevant to the compensation of the CEO, to evaluate the CEO’s performance in light of these goals and objectives, and, based on this evaluation, make recommendations to the Board for the independent directors to approve the CEO’s compensation level (including any long-term incentive or other compensation under any incentive-based or equity-based compensation plan);

•
review management’s recommendations and make recommendations to the Board with respect to director and other non-CEO executive officer compensation; provided, however, that the Committee has full decision-making authority with respect to compensation intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;

•
retain compensation consultants as it deems necessary to assist in its evaluation of director, CEO or other senior executive compensation programs or arrangements. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors;

•
review management’s recommendations and make recommendations to the Board with respect to incentive-based compensation and equity-based compensation plans and programs that are subject to Board approval, and that may be applicable to all or any portion of the employees of the Company and/or its subsidiaries; and

•	exercise all power and authority of the Board in the administration of equity-based incentive compensation plans.

The Committee considers the sum of all pay elements when reviewing annual compensation recommendations for the named executive officers. Although the framework for compensation decision-making is tied to the Company’s overall financial performance and the creation of long-term shareholder value, the Committee retains the discretion to make recommendations to the Board for the independent directors to approve individual compensation based on other performance factors, such as demonstrated management and leadership capabilities and the achievement of certain investment results for client accounts and other strategic operating results.

Role of Management. The Company’s CEO evaluates the CFO as part of our annual review process and makes recommendations to the Committee regarding all elements of executive compensation paid to him. Changes in executive compensation proposed by the CEO are based on the CFO’s performance, the compensation of individuals with comparable responsibilities in competing or similar organizations, and the profitability of the Company. At the Committee’s request, the CEO and CFO attend Committee meetings to provide general employee compensation and other information to the Committee, including information regarding the design, implementation and administration of our compensation plans. The Committee also meets in executive sessions without the presence of any executive officer whose compensation the Committee is scheduled to discuss.

Use of Compensation Consultants and Surveys in Determining Executive Compensation. The Committee’s written charter gives it the authority to retain an independent outside executive compensation consulting firm to assist in evaluating policies and practices regarding executive compensation and provide objective advice regarding the competitive landscape. Historically, however, the Committee has not engaged compensation consultants and did not do so in 2013.

Each year the Committee obtains and summarizes an asset management industry pay analysis prepared by McLagan Partners, a compensation specialist focusing on the asset management industry. The companies in the McLagan Partners’ analysis includes approximately 150 public and private asset management companies with which we compete. This analysis provides the Committee with a general overview of compensation trends in the asset management industry. The Committee does not define a specific peer group, but rather takes a broad view of the analysis. The Committee does not set any compensation elements or levels based on targeting a certain percentile from the survey, but rather sets compensation that it believes to be both competitive and based on the executive’s value to the Company. The survey is just one of many factors that the Committee considers when determining executive compensation. Management and the Committee believe this broad view of the analysis is appropriate because we compete with both public and private asset management firms regardless of their size and scope of operations.

Elements of Compensation

Base Salary. Base salaries for the named executive officers are intended to provide a fixed level of cash compensation that is appropriate given the executive’s role in the organization. Generally, base salaries are determined by (i) scope of responsibility and complexity of position, (ii) performance history, (iii) tenure of service, (iv) internal equity within the Company’s salary structure, and (v) relative salaries of persons holding similar positions at companies within the investment management industry. Base salaries are designed to compensate knowledge and experience. In December 2013, the Committee made the determination not to increase the base salaries of the named executive officers for fiscal year 2014. Consistent with our desire to have the majority of total compensation paid to named executive officers at risk in the form of incentive compensation, only 35 and 20 percent of the total compensation of our CEO and CFO, respectively, in fiscal year 2013 (as shown in the Summary Compensation table) was paid in the form of base salaries. In furtherance of this desire, the 100,000 share performance-based restricted stock award made to the CEO in May 2011 has vesting provisions based on the future operating performance of the Company, as described in the “Restricted Stock Award to Mr. Dillon” section below.

Annual Cash Bonuses. In March 2011, we entered into an amendment and restatement of our employment agreement with Mr. Dillon. We agreed to amend and restate Mr. Dillon’s employment agreement to reflect the mutual desire of the Company and Mr. Dillon that he remain CEO for the next five years. The amended and restated agreement entitles Mr. Dillon to, among other things, an annual cash bonus equal to at least 5% of the Company’s operating income, subject to an annual cap of $640,000. Mr. Dillon earned a $640,000 cash bonus for 2013 because 5% of the Company’s operating income for fiscal year 2013 exceeded $640,000. The Committee believes this formula to determine a cash bonus is appropriate for our CEO, whose effectiveness and responsibility is most closely tied to the amount of our operating income, capping the award at an amount that Mr. Dillon and the Committee believe is appropriate given broad market compensation data and the additional value of the separate restricted stock award to Mr. Dillon in 2011 (which is described in the following section).

The Committee awarded a discretionary cash bonus to Mr. Laird, to reward him for his strong performance and overall contributions to the Company in fiscal year 2013. The Committee believes that structuring Mr. Laird’s annual cash bonus as a discretionary cash bonus provides the Committee with the flexibility to consider all aspects of Mr. Laird’s performance and contributions to the Company which, for a CFO, may not be as directly tied to our operating income. In determining the amount of Mr. Laird’s cash bonus, the Committee considered the Company’s overall operating results for 2013, contributions by Mr. Laird that were not reflected in our operating results, and broad market compensation data.

Restricted Stock Award to Mr. Dillon. In May 2011, we awarded 100,000 shares of performance-based restricted stock to Mr. Dillon pursuant to the Company’s 2011 Plan. All of the shares will vest on January 1, 2016, if the Company’s cumulative operating profit (defined as the Company’s total revenue during the period beginning on January 1, 2011 and ending on December 31, 2015, excluding any investment income and gains and the revenue of the Company’s subsidiaries Beacon Hill Fund Services, Inc. and BHIL Distributors, Inc. (collectively, “Beacon Hill”), less the Company’s total operating expenses during such period, excluding Beacon Hill expenses, any investment losses and all taxes) equals or exceeds $75,000,000. The results of Beacon Hill are excluded from the cumulative operating profit because it is a separate subsidiary of the Company and is not yet material to the overall financial results of the Company. If the Company’s cumulative operating profit during such period is less than $75,000,000, a number of shares of restricted stock equal to 100,000 multiplied by a fraction, the numerator of which will be the Company’s actual cumulative operating profit during such performance period and the denominator of which will be $75,000,000, will vest on January 1, 2016. Any shares of restricted stock that do not vest will be forfeited on such date. All shares of restricted stock that vest on January 1, 2016 will remain subject to restrictions on sale or transfer following the vesting date. The restrictions on sale or transfer will lapse with respect to 20% of the vested shares of restricted stock on each anniversary of the vesting date. If Mr. Dillon dies or is disabled prior to December 31, 2015, a number of shares of restricted stock equal to 100,000 multiplied by a fraction, the numerator of which will be the number of whole months of service elapsed between January 1, 2011 and the date of death or disability and the denominator of which will be 60, will vest and become immediately transferable without restriction. If Mr. Dillon’s employment is terminated prior to January 1, 2016 without Cause or for Good Reason (each as defined in Mr. Dillon’s amended and restated employment agreement), a number of shares of restricted stock equal to 100,000 multiplied by the lesser of (i) a fraction, the numerator of which will be the Company’s actual cumulative operating profit during the period beginning on January 1, 2011 and ending on the date of termination of employment and the denominator of which will be $75,000,000, and (ii) a fraction, the numerator of which will be the number of whole months of service elapsed between January 1, 2011 and the date of termination of employment and the denominator of which will be 60, will vest and become immediately transferable without restriction. In the event of a Change in Control (as defined in Mr. Dillon’s amended and restated employment agreement), all 100,000 shares of restricted stock will immediately vest and become transferable without restriction.

This restricted stock award is intended to comprise all of Mr. Dillon’s equity-based compensation for the 2011 fiscal year through the 2015 fiscal year, and no additional equity awards to Mr. Dillon during that period are contemplated. The Committee believes this compensation structure strongly aligns the long-term interests of Mr. Dillon with those of the Company and its shareholders and better advances the objectives of our compensation program than the annual compensation structure used in prior years.

In December 2012, we amended Mr. Dillon’s award agreement made under the 2011 Plan to clarify restrictions on dividends paid on the 100,000 share performance-based restricted stock grant described above. The amendment caused dividends paid in 2012 on the 100,000 share performance-based restricted stock grant to be placed in escrow and to be subject to the same vesting requirements as the stock grant. When shares subject to the award vest, the related dividends held in escrow will be transferred to Mr. Dillon.

Discretionary Stock Award to Mr. Laird. The Committee awarded a discretionary stock award to Mr. Laird to reward him for his strong performance and overall contributions to the Company in fiscal year 2013. The Committee believes that paying a discretionary stock bonus to Mr. Laird provides the Committee with the flexibility to consider all aspects of Mr. Laird’s performance and contributions to the Company as well as properly compensate him for the value he provided to the Company in fiscal year 2013. In addition, this stock award, while immediately vested, is restricted from sale or transfer for five years, which the Committee believes strongly aligns the long-term interests of Mr. Laird with those of the Company and its shareholders. In determining the amount of the stock award, the Committee considered the contributions Mr. Laird made to the Company in 2013, specifically his leadership in our day-to-day management, oversight of financial matters, compliance, and internal controls, all of which contribute to our overall operating results, which continued to be strong in 2013. In summary, the Committee considered contributions made by Mr. Laird in 2013 along with a review of broad market compensation data for executives in similar roles and determined that this discretionary award was reflective of his performance in 2013.

Retirement Plan Benefits. We provide retirement benefits through the Diamond Hill Investment Group 401k Plan and Trust. The named executive officers are entitled to participate in this plan on the same terms and conditions as all other employees. The Plan does not involve any guaranteed minimum or above-market returns, as plan returns depend on actual investment results.

Deferred Compensation Plans. We have two Deferred Compensation Plans: the Diamond Hill Fixed Term Deferred Compensation Plan (the “Fixed Term Plan”) and the Diamond Hill Variable Term Deferred Compensation Plan (the “Variable Term Plan”). Mr. Dillon is eligible to participate in the Variable Term Plan, along with each person employed by the Company or any of its affiliates as a portfolio manager or research analyst. Mr. Laird is eligible to participate in the Fixed Term Plan, along with each person employed by the Company or any of its affiliates who is not a portfolio manager or research analyst. The terms and conditions of the Plans are described in more detail under the heading “Pension Plans and Non-Qualified Deferred Compensation” below.

Other Benefits and Perquisites. We do not provide supplemental retirement plan benefits to our named executive officers. As a general rule, we do not provide any perquisites or other personal benefits to our named executive officers that are not offered on an equal basis to all employees. Our named executive officers are entitled to participate in benefit programs that entitle them to medical, dental, and short-term and long-term disability insurance coverage that are available to all employees.

Post Employment Payments. Only Mr. Dillon, has an employment contract which provides for payments upon termination of employment. More information on Mr. Dillon’s employment agreement and termination payments thereunder is set forth under the heading “Employment Agreements and Change in Control Benefits.”
Stock Ownership Guidelines

In February 2010, the Board adopted stock ownership guidelines for our named executive officers to further align their interests with those of our shareholders. The below table provides the target ownership level reflected in the guidelines and actual shares owned as of December 31, 2013. Both of our named executive officers hold shares well in excess of the amounts required under the guidelines.

Name	Title	Target Ownership Level	Target Number of Shares(a)	Number of Shares Owned	Ownership Guideline Met
R. H. Dillon	President and CEO	5x Salary	15,211	301,244	Yes
James F. Laird	Chief Financial Officer	3x Salary	5,071	74,102	Yes
____________________________

(a)	Based on a per share price of $118.34, which was the closing price of our common shares on December 31, 2013, and the respective base salaries of our named executive officers as of that date.

Risks Related to Compensation Policies and Practices

As part of its oversight of our executive and non-executive compensation programs, the Compensation Committee considers how current compensation programs, including the incentives created by compensation awards, affect the Company’s risk profile. In addition, the Committee reviews our compensation policies, particularly the incentives that they create, to determine whether they encourage an appropriate level of risk-taking and do not present a significant risk to the Company. The Compensation Committee also considered the following risk mitigating factors:

•	current compensation programs reward portfolio managers and research analysts on trailing five-year investment performance in client accounts;

•	a majority of incentive compensation is in the form of equity-based awards;

•	sale restriction periods for equity-based compensation awards encourage executives and other employees to focus on the long-term performance of the Company;

•	the Committee has discretionary authority to adjust annual incentive awards;

•	the Company has internal controls over financial reporting and other financial, operational and compliance policies and practices; and

•	base salaries are consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

Based on this review, the Committee has concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Compensation Recoupment and Restitution Policy

Upon the recommendation of the Compensation Committee, our Board of Directors recently adopted a compensation recoupment and restitution policy that applies to all incentive compensation received by all employees, including our named executive officers. Under the policy, we may recover all or a portion of incentive compensation (or pay out additional incentive compensation) related to awards made after the adoption of the policy, in three general situations:

•
if due to error or malfeasance the previously determined incentive pool, or an individual award, is either too large (or too small), then any overpayment made to an employee may be returned to Company or an additional payment may be made to an associate;

•	if an employee violates an important Company policy or acts in an unlawful manner, then we could recoup the employee’s incentive compensation; and

•	if an employee, who is part of the financial statement preparation process, commits wrongdoing, then we could recoup the employee’s incentive compensation.

The policy is intended to provide enhanced safeguards against certain types of misconduct and provide enhanced protection to and alignment with shareholders. These provisions are in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act. Beginning in 2013, all awards are subject to this policy.

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by our named executive officers in the years indicated. Additional information on the elements of compensation included in the table below is available under the “Compensation Discussion and Analysis” section.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards		All Other Compensation(5)	Total
R. H. Dillon	2013	$360,000	$640,000	$—		$34,464	$1,034,464
President and CEO	2012	$360,000	$640,000	$—		$34,464	$1,034,464
	2011	$360,000	$640,000	$7,997,000	(2)	$34,200	$9,031,200
James F. Laird	2013	$200,000	$550,000	$250,000	(3)	$26,532	$1,026,532
Secretary, Treasurer and	2012	$200,000	$250,000	$500,000	(3)	$26,532	$976,532
Chief Financial Officer	2011	$200,000	$250,000	$500,000	(3)	$26,400	$976,400
____________________________

(1)
Mr. Dillon was granted a bonus award in accordance with the terms of his employment contract. Mr. Laird was granted a discretionary bonus award from the Company’s bonus pool, which was not based upon any pre-established performance goals. Mr. Laird's amount for 2013 includes a $300,000 cash bonus and $250,000 originally made as a stock award with respect to which Mr. Laird elected to defer 50% in cash to the Fixed Term Plan. See the “Compensation Discussion and Analysis” section above for a further description of Mr. Dillon’s and Mr. Laird’s cash bonus awards for fiscal year 2013.

(2)
Represents the full grant date fair value computed by multiplying the total number of shares of restricted stock granted by the closing price of our common shares on the grant date. This award represents 100,000 shares of restricted stock awarded to Mr. Dillon on May 2, 2011 as part of a long-term performance-based incentive program under the 2011 Plan and constitutes the stock portion of Mr. Dillon’s incentive compensation for the years 2011 through 2015. These shares will vest on January 1, 2016 subject to the achievement of performance goals established by the Compensation Committee and described above in the “Compensation Discussion and Analysis” section. The value shown is based on what we currently believe to represent the probable outcome of the applicable performance goals. Any shares that vest on January 1, 2016 will be subject to further restrictions from transfer or sale in accordance with the following schedule:

Percentage of Vested Shares Available for Transfer or Sale
January 1, 2017	January 1, 2018	January 1, 2019	January 1, 2020	January 1, 2021
20%	40%	60%	80%	100%

(3)
Represents the full grant date fair value computed by multiplying the total number of shares granted by the closing price of the shares on the grant date. These shares were awarded to Mr. Laird as partial payment for amounts earned under our 2013, 2012, and 2011 annual incentive plans. All shares were fully vested on the grant date but were restricted from sale for five years. The below table shows the details of the specific number of shares granted for each annual incentive plan year:

Name	Incentive Plan Year	Shares Granted	Grant Date	Sale Restriction Period
James F. Laird	2013	2,130	February 28, 2014	Five Years
	2012	6,405	February 20, 2013	Five Years
	2011	6,493	February 22, 2012	Five Years
The stock awards made to Mr. Laird for 2011, 2012, and 2013 were discretionary and were made under the Company’s 2011 Plan.

(4)	The following types of compensation are included in the all other compensation column:

Name	Year	Contributions to Company 401k Plan(a)	Contributions to Health Savings Account(a)	Total
R. H. Dillon	2013	$29,400	$5,064	$34,464
	2012	$29,400	$5,064	$34,464
	2011	$29,400	$4,800	$34,200
James F. Laird	2013	$24,000	$2,532	$26,532
	2012	$24,000	$2,532	$26,532
	2011	$24,000	$2,400	$26,400
____________________________

(a)	The Company contributions to the Company 401k Plan and employee Health Savings Accounts are offered to all employees of the Company and its affiliates.
Grants of Plan Based Awards for 2013
The following table sets forth information regarding annual incentive plan awards to each of the named executive officers for the year ended December 31, 2013.

	Grant Date	Compensation Committee Action Date(1)	Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Options
Name			Threshold #	Target #	Maximum #	Awards $
R.H. Dillon	—	—	—	—	—	—
James F. Laird	2/28/14	2/24/14	—	2,130	—	$250,000
____________________________

(1)	The Compensation Committee Action Date represents the date on which the Committee authorized the equity-based award.

(2)	The amount in this column represents shares of restricted stock awarded pursuant to the 2011 Plan, which award is described in detail above under the heading “Compensation Discussion and Analysis.”
Outstanding Equity Awards at December 31, 2013
The following table summarizes all outstanding equity awards held by our named executive officers as of December 31, 2013. Mr. Laird had no outstanding equity awards at December 31, 2013.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares That have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(2)
R. H. Dillon	100,000	$11,834,000
____________________________

(1)
The amount in this column represents shares of restricted stock awarded pursuant to the 2011 Plan, which is described in detail above under the heading “Compensation Discussion and Analysis.” These shares will vest on January 1, 2016, subject to the achievement of performance goals established by the Compensation Committee and Mr. Dillon’s continued employment by the Company on that date.

(2)	Amount reflects the value of the shares of restricted stock shown multiplied by $118.34, the closing market price of the Company’s common shares as of December 31, 2013.
Option Exercises and Stock Vested for 2013

Neither Mr. Dillon nor Mr. Laird exercised any options during 2013. The following table sets forth information with respect to the only stock awards to Mr. Dillon or Mr. Laird that vested in 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
R. H. Dillon	—	$—
James F. Laird	6,405	$500,000
Pension Plans and Non-Qualified Deferred Compensation

We do not maintain any pension plans for named executive officers or other employees. We offer two Non-Qualified Deferred Compensation Plans: the Fixed Term Plan and the Variable Term Plan (the “Deferred Compensation Plans”).

Deferrals of Incentive Compensation.

Pursuant to the Deferred Compensation Plans, participants may elect to defer up to 50% of the stock portion of their annual bonus and up to 100% of the cash portion of their annual bonus for a plan year (the calendar year). Generally, the participant must submit a deferral election by December 31 of the year before the services are to be performed. After the applicable deadline, a deferral election is irrevocable for that plan year except under circumstances set forth in the Deferred Compensation Plan.

Earnings

The deferred incentive compensation, if any, is credited to an account for that plan year. The participant is 100% vested in the account, although the account is subject to the terms and conditions of the Company's Compensation Recoupment and Restitution Policy, described above. The account will be credited with earnings and losses based on the performance of the investment selections in the participant's account, which only include Diamond Hill Funds.

Plan Funding

The Deferred Compensation Plans are unfunded, unsecured promises by the Company to pay the account balances under the Deferred Compensation Plans at a later date. Participants have only the rights of general unsecured creditors of the Company and do not have any interest in or right to any specific asset of the Company.

Distributions

Under the Fixed Term Plan, the account for each Plan Year will be distributed in (i) a single lump sum payment within 90 days following the fifth anniversary of the date the Incentive Compensation was deferred or (ii) in up to five substantially equal annual installments beginning on the January 1 following the fifth anniversary of the date such Incentive Compensation was deferred and on each January 1 thereafter, except in the event of death, Disability or a Change in Control.

Under the Variable Term Plan, the participant must elect when they wish to receive distributions. Generally, the participant may elect to receive the account (i) in a single lump sum payment within 90 days following either the termination of employment, or a specified date which is at least five years after the annual bonus was deferred; or (ii) in substantially equal annual installments for up to fifteen years beginning on the January 1 following either (A) the termination of employment and on each January 1 thereafter, or (B) on a specified date which is at least five years after the annual bonus was deferred and on each January 1 thereafter.

In the event of death or Disability (as defined in the Deferred Compensation Plans), the participant’s account will be distributed to the participant or the participant’s beneficiary, as applicable, in a lump sum within 90 days after the event. In the event that the Company undergoes a Change in Control (as defined in the Plans), the account will be distributed in a lump sum within 30 days after the Change in Control.

During fiscal year 2013, Mr. Dillon deferred no compensation and had no balance under the Deferred Compensation Plans as of December 31, 2013. In 2013, Mr. Laird was awarded a discretionary stock award in the amount of $500,000. Mr. Laird elected to defer $250,000 of such award into the Fixed Term Plan.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year Ending
R. H. Dillon	0	0	0	0	0
James F. Laird	250,000 (1)	0	0	0	250,000 (1)

(1)	The amounts included in this table were reported as Bonus in the Summary Compensation Table for 2013. No contribution was actually deposited into the plan until 2014.

Employment Agreements and Change in Control Benefits

We currently have an employment agreement with Mr. Dillon. A description of the agreement is set forth below. We are not a party to an employment agreement with any other employee and are not obligated to provide change in control benefits to any employee other than Mr. Dillon.

In March 2011, we entered into an amended and restated employment agreement with Mr. Dillon. The agreement has a current expiration date of January 1, 2016. The agreement provides for an annual salary of $360,000, which may be increased (but not reduced) by the Board annually, plus an annual cash bonus of at least 5% of the Company’s operating income, with a maximum annual cash bonus of $640,000. Mr. Dillon also received a restricted stock award of 100,000 shares that vests on January 1, 2016 if performance criteria established by the Compensation Committee are satisfied and Mr. Dillon remains employed with the Company on that date. The performance criteria and vesting provisions of Mr. Dillon’s restricted stock award are discussed more thoroughly in the “Compensation Discussion and Analysis” section above. Mr. Dillon’s employment agreement also entitles him to receive health insurance and six weeks paid vacation annually and to participate in other benefit programs offered to employees. The agreement also restricts Mr. Dillon from competing with the Company during the term of the agreement and for one year following termination of his employment and provides that he will at all times maintain the confidentiality of Company information.

If we terminate Mr. Dillon’s employment without Cause (as defined in Mr. Dillon’s amended and restated employment agreement), he would be entitled to the following payments, which are quantified to reflect the amounts he would have received had his employment been terminated at December 31, 2013:

1.	his accrued but unpaid base salary and vacation and unreimbursed business expenses as of the date of termination ($0 at December 31, 2013);

2.	payments, if any, under other benefit plans and programs in effect at the time ($0 at December 31, 2013; we have no benefit plans that would result in payments upon termination);

3.	a single lump sum payment equal to six months of his base salary at his annual salary rate in effect at the date of termination ($180,000 at December 31, 2013);

4.	beginning in the seventh month after the date of termination, six monthly payments of his monthly base salary ($180,000 at December 31, 2013);

5.	any portion of the restricted stock award of 100,000 shares as provided in the award agreement (60,000 shares at December 31, 2013);

6.	a lump sum payment equal to the amount, if any, he received as an annual cash bonus for the preceding year ($640,000 at December 31. 2013);

7.	his accrued but unpaid annual cash bonus from the year prior to the date of termination ($0 at December 31, 2013); and

8.	a pro rata portion of the annual cash bonus ($640,000 at December 31, 2013).

Mr. Dillon may terminate his employment for “Good Reason” (as defined in Mr. Dillon’s amended and restated employment agreement), which generally includes reduction of his annual base salary or annual cash bonus, permanent or consistent assignment to him of duties inconsistent with his position and authority, a requirement that he no longer report directly to the Board, or a breach by the Company of his employment agreement. If he terminates his employment for Good Reason, Mr. Dillon is entitled to all of the payments to which he would be entitled in the event he is terminated without Cause, except for the payment set forth in number 7 above.

If Mr. Dillon’s employment terminates due to his death or disability, if the employment agreement terminates in accordance with its terms or if we terminate Mr. Dillon for “Cause” (as defined in Mr. Dillon’s amended and restated employment agreement), he will be entitled to receive the payments set forth in numbers 1 and 2 above. In the event of his death, he will also receive the payments described in numbers 1, 2, 5, and 8 above. In the event of disability, he will also receive the payments described in numbers 1, 2, 5, 7, and 8 above. Under the employment agreement, “Cause” generally includes material violations of our employment policies, conviction of crime involving moral turpitude, violations of securities or investment adviser laws, causing us to violate a law which may result in penalties exceeding $250,000, materially breaching the employment agreement, or fraud, willful misconduct, or gross negligence in carrying out his duties.

In the event of a “Change in Control” (as defined in Mr. Dillon’s amended and restated employment agreement), all 100,000 shares of restricted stock would immediately vest and become transferable without restriction in accordance with the terms of the award agreement applicable to the restricted stock award. Additionally, if within 24 months after the occurrence of a “Change in Control”, Mr. Dillon’s employment is terminated by the Company for any reason other than death, disability or for Cause, or Mr. Dillon terminates his employment for “Good Reason”, he will be entitled to the following payments from us or our successor, in addition to the applicable payments set forth in numbers 1 through 8 above:

•	a single lump sum payment equal to his annual base salary and annual cash bonus payable to him for the most recently completed fiscal year ($1,000,000 at December 31, 2013); and

•	a single lump sum payment equal to 12 months of premium payments for coverage for Mr. Dillon and his family under our group health plan ($6,050 at December 31, 2013).

If any payments to Mr. Dillon in connection with a “Change in Control” would constitute excess parachute payments under applicable tax laws, Mr. Dillon will receive gross-up payments in an amount that covers any taxes, interest, penalties, additional taxes or costs incurred and leaves Mr. Dillon with the amount he would have retained if the payments he received upon the “Change in Control” had not constituted excess parachute payments.

COMPENSATION COMMITTEE REPORT

The Board’s Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Submitted by the Compensation Committee of the Board of Directors:

Frances A. Skinner, Chair
Donald B. Shackelford
Bradley C. Shoup

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On October 25, 2012, upon the recommendation of the Audit Committee, Plante & Moran PLLC (“Plante & Moran”) was dismissed as our independent registered public accounting firm. The reports of Plante & Moran on the consolidated financial statements of the Company for the years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Plante & Moran’s reports on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2010 and December 31, 2011 and from January 1, 2012 through October 30, 2012, there were (i) no disagreements between the Company and Plante & Moran on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Plante & Moran’s satisfaction, would have caused Plante & Moran to make reference to the subject matter of the disagreement in connection with its reports for such years and interim period, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On October 24, 2012, the Audit Committee engaged KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2012. During the fiscal years ended December 31, 2010 and December 31, 2011 and from January 1, 2012 through October 30, 2012, neither the Company nor anyone on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K. KPMG served as our independent registered public accounting firm in fiscal 2013 as well.

The Audit Committee has again engaged KPMG as our independent registered public accounting firm for the 2014 fiscal year, and is asking that our shareholders ratify this appointment. Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make such statements as they may desire.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

If Proposal 2 is not approved, the Audit Committee will reconsider the appointment of KPMG as our independent registered public accounting firm for 2014.

Disclosure of Fees Charged by the Independent Registered Public Accounting Firm
The following table summarizes the fees billed by Plante & Moran and KPMG for services rendered to the Company and its subsidiaries during 2012 and 2013.

	Year Ended	Year Ended
	12/31/2013	12/31/2012
Audit Fees(1)	$118,200	$109,500
Audit-Related Fees	—	—
Tax Fees(2)	$52,350	$45,620
All Other Fees(3)	$3,000	4,950
Total Fees	$173,550	$160,070
____________________________

(1)
Audit fees include professional services rendered for the audit of annual financial statements, reviews of quarterly financial statements, issuance of consents, and assistance with review of other documents filed with the SEC. In 2012, Plante & Moran billed the Company $12,000 and KPMG billed the Company $97,500. In 2013, all fees were billed by KPMG.

(2)
Tax fees include services related to tax compliance, tax advice and tax planning, including the preparation of tax returns and assistance with tax audits. In 2012, Plante & Moran billed the Company $14,120 and KPMG billed the Company $31,500. In 2013, all fees were billed by KPMG.

(3)
In 2013 all Other Fees were billed by KPMG and included services related to a review of a consolidation analysis. In 2012, all Other Fees were billed by Plante & Moran and included services related to assisting management with calculating the Company's "earnings and profits" in order to determine the proper tax character of dividends paid.

Preapproval by Audit Committee
The Audit Committee pre-approves the audit and non-audit services provided by the independent registered public accounting firm to ensure that the provision of the services does not impair the firm’s independence. All services disclosed above were pre-approved by the Audit Committee.
AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three independent directors operating under a written charter adopted by the Board. Annually, the Audit Committee engages the Company’s independent registered public accounting firm. KPMG served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013.

Management is responsible for preparation of the Company’s financial statements and for designing and maintaining the Company’s systems of internal controls and financial reporting processes. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing reports on the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Pursuant to this responsibility, the Audit Committee met and held discussions with management and KPMG regarding the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2013. The Audit Committee reviewed the audit plan and scope with KPMG and discussed with them the matters required by Statement on Auditing Standards No. 61, as amended, and adopted by the PCAOB in Rule 3200T. The Audit Committee also met with KPMG without management present to discuss the results of their audit work, their evaluation of the Company’s system of internal controls and the quality of the Company’s financial reporting.

The Committee also discussed with KPMG its independence from management and the Company, and received its written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2013, were prepared in accordance with United States generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and KPMG. Based on the Audit Committee’s discussions with management and KPMG and review of KPMG’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Randolph J. Fortener, Chairman
Bradley C. Shoup
Frances A. Skinner

PROPOSAL 3 - APPROVAL OF THE COMPANY'S 2014 EQUITY AND CASH INCENTIVE PLAN

Summary of 2014 Equity and Cash Incentive Plan

The following is a summary of the material terms of the 2014 Incentive Plan, which summary is qualified in its entirety by reference to the 2014 Incentive Plan, the complete text of which is attached to this proxy statement as Appendix A. We urge you to read the 2014 Incentive Plan.

Purpose. The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable participants to participate in the Company’s long-term growth and financial success.
Effect on Other Plans. The 2014 Incentive Plan will replace the Company’s existing equity-based incentive plan (the “2011 Plan”). As of March 1, 2014, under the 2011 Plan, zero shares were subject to outstanding stock options; a maximum of 220,560 shares may be paid out in respect of outstanding restricted stock; a maximum of 14,000 shares may be paid out in respect of outstanding restricted stock units and 189,318 shares remained available for new award grants. If the 2014 Incentive Plan is approved, future awards will be made under the 2014 Incentive Plan and no additional awards will be made under the 2011 Plan.

Administration. The Compensation Committee of the Board will administer the 2014 Incentive Plan and will have full power and authority to:

•	interpret the 2014 Incentive Plan and any award agreement issued thereunder;

•	establish, amend and rescind any rules and regulations relating to the Plan;

•	select participants;

•
establish the terms and conditions of any award consistent with the terms and conditions of the 2014 Incentive Plan, including when the award may vest and, if applicable, exercised, the acceleration of any such dates, and the expiration of the award; and

•	make any other determinations that it deems necessary or desirable for the administration of the 2014 Incentive Plan.

To the extent permitted by law, the Compensation Committee may delegate any ministerial duties associated with the Plan; however, the Compensation Committee may not delegate duties that it is required to discharge to comply with Section 162(m) of the Code, its authority to grant awards to any participant who is subject to Section 16 of the Act, and its authority under any equity award granting policy of the Company that may be in effect from time to time.

Eligibility. The Compensation Committee may select any employees of the Company and its affiliates and any non-employee directors to receive awards under the 2014 Incentive Plan. As of March 6, 2014, there were 5 non-employee directors of the Company and approximately 90 employees of the Company and its affiliates who are eligible to receive awards under the 2014 Incentive Plan.

Types of Awards

In General. When an award is granted under the 2014 Incentive Plan, the Compensation Committee will establish the terms and conditions of that award. These terms and conditions will be contained in an award agreement.

Stock Options. A stock option gives a participant the right to acquire a specified number of shares at an exercise price determined at the time of grant. Stock options may be granted as “incentive stock options” or “nonqualified stock options.” The exercise price of a stock option must be at least equal to the fair market value of a share (i.e., the closing price of the Company’s shares on NASDAQ) on the date the stock option is granted. The exercise price of a stock option may be paid in any method approved by the Compensation Committee, including in cash, by tendering previously-acquired shares, by a cashless exercise, any combination of the foregoing or any other method approved by the Compensation Committee. The Compensation Committee will determine the term of the stock option (which may not exceed ten years), the vesting conditions and any other terms and conditions of the stock option, all of which will be stated in the award agreement. Incentive stock options may only be granted to employees and must comply with other requirements, including those contained in Section 422 of the Code.

Stock Appreciation Rights. A stock appreciation right gives the participant a right to receive the difference between the fair market value of a share on the date of exercise over the exercise price of the stock appreciation right. The exercise price of any stock appreciation right will be at least equal to the fair market value of a share on the date the stock appreciation right is granted. The Compensation Committee will determine the term of the stock appreciation right (which may not exceed ten years), the vesting conditions and any other terms and conditions of the stock appreciation right, all of which will be stated in the related award agreement.

Restricted Stock. Restricted stock consists of a number of shares granted to a participant subject to limitations on transferability and a risk of forfeiture if certain terms and conditions are not met. These restrictions may include time- or performance-based restrictions, as determined by the Compensation Committee and stated in the related award agreement. Unless otherwise provided in the award agreement, a participant who has been granted restricted stock will have the right to vote the restricted stock during the restriction period and receive dividends (which will be subject to the same limitations as the restricted stock).

Other Stock-Based Awards. Other stock-based awards are awards valued in whole or in part by reference to, or otherwise based on, the fair market value of a share. Other stock-based awards may include unrestricted shares and stock units, which are notional shares that entitle the participant to receive the value of a share if certain terms and conditions are satisfied. These terms and conditions (if any) may include time- or performance-based terms and conditions, as determined by the Compensation Committee and stated in the related award agreement. Other stock-based awards may be granted with rights to receive dividends paid on the shares to which the award relates.

Cash-Based Awards. Cash awards represent the right to receive a cash payment if certain terms and conditions are satisfied. These terms and conditions may include time- or performance-based terms and conditions, as determined by the Compensation Committee and stated in the related award agreement.

Performance-Based Awards. Awards granted under the 2014 Incentive Plan may be granted subject to satisfaction or attainment of performance criteria so that the award may constitute qualified performance-based compensation under Section 162(m) of the Code.

For employees, other than Covered Employees, the Compensation Committee may select any performance criteria it deems appropriate. For Covered Employees, the performance criteria are:

•	operating profit, including operating profit margins;

•	earnings per share;

•	net income;

•	investment performance of the Company’s investment strategies (collectively or a single strategy, individually);

•	operating income;

•	calculation of the Company’s intrinsic value;

•	return on equity;

•	return on sales; and

•	revenue.

Different performance criteria may be applied to individual participants or to groups of participants and may be based on the results achieved individually or collectively by the Company, by any related entity or by any combination of our segments, products, divisions, or related entities. In addition, performance objectives may be measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index.

The Compensation Committee may issue a performance-based award to any participant. However, a performance-based award granted to an employee whose compensation may be subject to limited deductibility under Section 162(m) of the Code (a “Covered Employee”) is subject to the additional requirements discussed below. Generally, our Named Executive Officers are our only Covered Employees.

For performance-based awards granted to a Covered Employee, the Compensation Committee will establish in writing the applicable performance criteria, performance period and formula for determining the amount or value of the performance-based award by no later than 90 days after the beginning of the applicable performance period (or, if earlier, after 25% of the applicable performance period has expired). After the end of each performance period, the Compensation Committee will certify in writing whether the performance goals and other material terms imposed on the Performance-Based Award have been satisfied. The Compensation Committee may exercise negative discretion and reduce (but not increase) the amount of a performance-based award to a Covered Employee.

Shares Available for Awards

Share Pool. Subject to the adjustments discussed below, the aggregate number of shares available for the grant of awards under the 2014 Incentive Plan will be 600,000, which is the same number of shares that were authorized and available for issuance from our existing equity-based incentive plan, the 2011 Plan. Shares issued under the 2014 Incentive Plan may consist of treasury shares, authorized but unissued shares, or shares purchased on the open market.

Share Usage. When an award is granted, the number of shares available for issuance under the 2014 Incentive Plan will be reduced by the number of shares subject to such award. Notwithstanding the reduction described in the preceding sentence, the following shares may be again available for issuance as awards:

•	shares covered by an award that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of shares;

•	shares covered by an award that is settled in cash or for less than the full number of shares subject to the award;

•
shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become participants in the 2014 Incentive Plan as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its affiliates;

•	shares from awards exercised for or settled in vested and nonforfeitable shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement; and

•	shares surrendered upon exercise of an award as payment of the applicable exercise price or withheld to satisfy any applicable taxes.

Adjustments. In the event of any share dividend, share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or any other change affecting the shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to the aggregate number of shares that it may issue under the 2014 Incentive Plan, any share-based limits imposed under the 2014 Incentive Plan and the exercise price, number of shares and other terms or limitations applicable to outstanding awards.

Share Price. On March 6, 2014, the closing price of the Company’s shares on NASDAQ was $118.11.

Effect of Termination of Employment or Service

Death; Disability or Retirement. Except as otherwise specified in the related award agreement, in the event of a participant’s death, disability or retirement (as such terms are defined in the 2014 Incentive Plan): (1) all exercisable awards may be exercised for the remainder of the term of such award (provided, however, that any incentive stock option that is not exercised within 12 months following the participant’s death, disability or retirement will be treated as a nonqualified stock option); (2) a pro rata portion of all unvested awards shall vest, as determined by the Committee in its sole discretion, based on the amount of time elapsed during the vesting period prior to the date of death, disability or retirement, or the attainment of the performance criteria over the portion of the performance period elapsed as of the date of death, disability or retirement; and (3) all awards that do not vest as described in (1) and (2), above, shall terminate and be forfeited as of the date of death, disability or retirement.
Termination for Cause. Except as otherwise specified in the related award agreement, if a participant is terminated for Cause (as such term is defined in the 2014 Incentive Plan), all awards, whether or not vested and/or exercisable, shall terminate and be forfeited as of the date of termination.
Other Terminations. Except as otherwise specified in the related award agreement, if a participant terminates for any other reason: (1) all exercisable awards may be exercised for the remainder of the term of such award (provided, however, that any incentive stock option that is not exercised within three months following the participant’s termination will be treated as a nonqualified stock option); and (2) all unvested awards shall terminate and be forfeited as of the date of termination.
Change in Control

Except as otherwise provided in the related award agreement, in the event of a change in control (as such term is defined in the 2014 Incentive Plan), all outstanding awards shall become immediately vested and exercisable, and the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any such awards, including, without limitation, (1) the payment of a cash amount in exchange for the cancellation of an award and/or (2) the issuance of substitute awards that substantially preserve the value, rights and benefits of any awards affected by the change in control.

Other Terms and Conditions

Transferability. Except as otherwise provided in a related award agreement, a participant may not sell, transfer, pledge or assign an award, except by will or the laws of descent and distribution. In no event may it be transferred for value. During a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award.

No Rights as a Shareholder. Except as otherwise provided in the 2014 Incentive Plan or in a related award agreement, a participant will not have any rights as a shareholder with respect to shares covered by an award unless and until the participant becomes the record holder of such shares.

Repricing. Except for adjustments due to recapitalization, etc. as discussed above, the 2014 Incentive Plan expressly prohibits the Board or Compensation Committee from amending the terms of an outstanding award to reduce the exercise price of an outstanding stock option or stock appreciation right or cancel an outstanding stock option or stock appreciation right in exchange for cash or other awards (including stock options or stock appreciation rights) having an exercise price less than the exercise price of the original stock option or stock appreciation right, without shareholder approval.

Effective Date and Term. The 2014 Incentive Plan will become effective upon its approval by the shareholders and, unless earlier terminated, will continue until the tenth anniversary of the date of its approval by the shareholders (except that the Compensation Committee may not grant any incentive stock options after February 25, 2024, the tenth anniversary of the date the 2014 Incentive Plan was approved by the Board).

Amendment or Termination

The Board or Compensation Committee may amend or terminate the 2014 Incentive Plan at any time, except that no amendment or termination may be made without shareholder approval if the amendment materially increases the benefits accruing to participants, the amendment materially increases the aggregate number of shares authorized for grant under the 2014 Incentive Plan (except for adjustments due to recapitalization, etc. as discussed above), the amendment materially modifies the eligibility requirements for participation or shareholder approval is required by any law, regulation or stock exchange rule.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2014 Incentive Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2014 Incentive Plan.

Incentive Stock Options. Incentive stock options are intended to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an incentive stock option is granted and the Company will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an incentive stock option provided that the participant was, without a break in service, an employee of the Company or an affiliate during the period beginning on the grant date of the incentives stock option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to Disability).

If the participant does not sell or otherwise dispose of the shares acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after the participant receives the shares, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and the Company will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options. A participant will not recognize any income when a nonqualified stock option is granted, and the Company will not receive a deduction at that time. However, when a nonqualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares that the participant purchased on the date of exercise over the exercise price. If a participant uses shares or a combination of shares and cash to pay the exercise price of a nonqualified stock option, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a nonqualified stock option is exercised, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes.

Stock Appreciation Rights. A participant will not recognize taxable income when a stock appreciation right is granted, and the Company will not receive a deduction at that time. When a stock appreciation right is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares the participant receives over the aggregate exercise price of the stock appreciation right, if any, and the Company will be entitled to a corresponding deduction.

Restricted Stock. Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when restricted stock is granted, and the Company will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted stock vests (i.e., when the underlying shares are either freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the restricted stock, and the Company generally will be entitled to a deduction equal to the income that the participant recognizes.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares subject to the restricted stock award on the grant date, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time. The participant will not recognize income when (and if) the restricted stock vests.

Other Stock-Based Awards. Generally, a participant will not recognize taxable income when another stock-based award is granted, and the Company will not receive a deduction at that time. However, upon the settlement of another stock-based award, the participant will recognize ordinary income equal to the cash and/or fair market value of the shares that the participant receives, less the aggregate exercise price of the other stock-based award, if any. The Company generally will be entitled to a deduction equal to the income that the participant recognizes.

Cash Awards. A participant will not recognize ordinary income at the time a cash award is granted, and the Company will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the cash award is settled equal to the amount of the cash received, and the Company will be entitled to a corresponding deduction.

Section 162(m) of the Code. Awards granted under the 2014 Incentive Plan may constitute qualified performance-based compensation under Section 162(m) of the Code to preserve certain federal income tax deductions by the Company for Covered Employees. To so qualify, awards must be granted under the 2014 Incentive Plan by a committee consisting solely of two or more “outside directors” (as defined under applicable tax regulations) and satisfy the 2014 Incentive Plan’s limit on the total number of shares that may be awarded to any single participant during any fiscal year. In addition, for awards other than stock options and stock appreciation rights to constitute qualified performance-based compensation, the granting, vesting, exercisability or settlement of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.” The Compensation Committee meets the composition requirements of Section 162(m) of the Code.

Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose penalties on “excess parachute payments.” An excess parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Code) in connection with a change in control in an amount equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount.” The excess parachute payment is the amount by which the payments exceed the participant’s base amount.

Excess parachute payments subject the disqualified individual to a 20% excise tax. This tax is in addition to other federal, state and local income, wage and employment taxes. The Company may not deduct the amount of any excess parachute payment, and the $1,000,000 limit on deductible compensation under Section 162(m) of the Code is reduced by the amount of the excess parachute payment. Generally, any payments under the 2014 Incentive Plan that may be subject to the loss of deduction or excise tax imposed by Sections 280G or 4999 of the Code are reduced to the maximum amount that can be paid without resulting in a loss of deduction or the imposition of an excise tax.

Section 409A of the Code. Section 409A of the Code imposes rules for amounts deferred under nonqualified deferred compensation plans. Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2014 Incentive Plan. The proceeds of any award that is subject to Section 409A are subject to a 20% excise tax if those proceeds are distributed before the recipient separates from service with the Company or before the occurrence of other specified events, such as death, disability or a change in control, all as defined in Section 409A. The 2014 Incentive Plan has been drafted to comply with Section 409A of the Code. The 2014 Incentive Plan is intended to comply with the requirements of Section 409A of the Code and the Compensation Committee intends to administer the 2014 Incentive Plan to minimize the impact of Section 409A of the Code.

New Plan Benefits

There have been no grants authorized by the Compensation Committee under the 2014 Incentive Plan to date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE 2014 INCENTIVE PLAN.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO OUR CODE OF REGULATIONS TO SEPARATE THE POSITIONS OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

Currently, under our Code of Regulations (the “Regulations”) the positions of President and Chief Executive Officer (the “CEO”) are combined. Historically, this combined position has not presented any issues because it has been held by Mr. Dillon since our formation. However, with the growth of our Company and a view towards expanded leadership, our Board now desires the flexibility to appoint different individuals to serve as our President and our CEO. As we have disclosed previously, we have been involved in succession planning in light of Mr. Dillon’s intention to retire as our CEO at the end of 2015. As part of this process, the Board desires to appoint his anticipated successor as our President, while retaining Mr. Dillon as our CEO. This separation would permit a more effective and efficient division of responsibilities, and would permit the Board to more effectively fill our officer positions to carry out our succession planning. In addition, the appointment of an anticipated successor during Mr. Dillon’s service to the Company would enable a seamless transition of our senior leadership and increase organizational sustainability.

If this amendment is approved by our shareholders, the Board intends to immediately appoint Chris Bingaman, who is currently the President of Diamond Hill Capital Management, Inc., our wholly-owned subsidiary, to the position of President. As we have previously announced, Mr. Bingaman is expected to succeed Mr. Dillon as our CEO in January 2016.

The full text of Sections 3.01and 3.04 through 3.08 of the Regulations, as they are proposed to be amended, is set forth below, marked to show changes from the current provisions in the Regulations:

SECTION 3.01.OFFICERS. The officers of the corporation to be elected by the directors shall be a chief executive officer, a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.
SECTION 3.04. DUTIES OF THE CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall exercise supervision over the business of the corporation and over its officers and employees and shall have, among such additional powers and duties as the directors may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the chief executive officer of the corporation. It shall be the duty of the chief executive officer to preside at meetings of shareholders in the absence of, or at the request of, the chairman of the board.
SECTION 3.05. DUTIES OF THE PRESIDENT.    The president shall ~~be the chief executive officer of the corporation and shall~~ exercise supervision over the business of the corporation and over its officers and employees and shall have, among such additional powers and duties as the directors and, if there be one, the chief executive officer, may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation. ~~It shall be the duty of the president to preside at all meetings of shareholders.~~
SECTION ~~3.05~~3.06. DUTIES OF THE VICE PRESIDENTS.    In the absence of the chief executive officer, or the president, or in the event of ~~his~~either officer's inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the chief executive officer, or the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the chief executive officer or the president. The vice presidents shall perform such other duties and have such other powers as the directors may from time to time prescribe.
SECTION ~~3.06~~3.07. DUTIES OF THE SECRETARY. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors, the chief executive officer, or the president; and to deliver all books, paper and property of the corporation in his possession to his successor, the chief executive officer, or to the president.
SECTION ~~3.07~~3.08. DUTIES OF THE TREASURER. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the chief executive officer, the president, or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor, the chief executive officer, or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.
The table of contents and the remaining provisions of Article Three of the Regulations will be renumbered and updated accordingly.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENTS TO OUR CODE OF REGULATIONS TO SEPARATE THE POSITIONS OF PRESIDENT AND CHIEF EXECUTIVE OFFICER.

PROPOSAL 5 - APPROVAL OF AN AMENDMENT TO OUR CODE OF REGULATIONS TO PERMIT THE BOARD OF DIRECTORS TO AMEND OUR CODE OF REGULATIONS IN ACCORDANCE WITH OHIO LAWN

Currently, any amendment under our Regulations requires approval by our shareholders, regardless of how minor the change. Many states, such as Delaware, historically have allowed the board of directors of a corporation to amend that corporation’s by-laws (the equivalent to Ohio’s code of regulations) without shareholder approval. In 2006, the Ohio Revised Code was amended to allow the directors of Ohio corporations to make certain amendments to a corporation’s code of regulations without shareholder approval, if such authority is provided in or permitted by the articles or code of regulations, and subject to the statutory limitations listed below. These amendments, however, may not divest or limit the shareholders’ power to adopt, amend or repeal the code of regulations of the corporation.

Below is a list of the rights that the Ohio legislature reserved to the shareholders. The proposed amendment to our Regulations will prohibit our Board from taking any of these actions without the approval of our shareholders:

•	specifying the percentage of shares a shareholder must hold in order to call a special meeting;

•	specifying the length of time required for notice of a shareholders’ meeting;

•	specifying that shares that have not yet been fully paid will not have voting rights;

•	specifying requirements for a quorum at a shareholders’ meeting;

•	prohibiting shareholder or director actions from being authorized or taken without a meeting;

•	defining terms of office for directors or providing for classification of directors;

•	requiring greater than a majority vote of shareholders to remove directors without cause;

•	establishing requirements for a quorum at directors’ meetings, or specifying the required vote for an action of the directors; and

•	removing the requirement that a control share acquisition of the Company be approved by the shareholders.

In addition, the Board may not delegate its authority to adopt, amend or repeal our Regulations to any of its committees.

If the proposed amendment to our Regulations is approved and adopted by our shareholders, Section 6.01 of our Regulations would be revised to allow the Board to amend our Regulations in the future to the extent permitted by Ohio law. Accordingly, the Board would be able to make ministerial and other changes to our Regulations without the time-consuming and expensive process of seeking shareholder approval, which would otherwise be required if this proposal is not approved. If the amendment is adopted, the Board intends to thoroughly review the Regulations and adopt amendments as it deems appropriate, subject to the limitations discussed above. No amendment may eliminate the right of our shareholders to adopt, amend or repeal our Regulations. While the Board has not yet undertaken a careful review of the Regulations, it anticipates that many of the changes will be to update the Regulations into a more contemporary form to conform with applicable rules, law and practices since the Regulations were originally adopted. The Company is required to promptly notify our shareholders of any amendments made to our Regulations by sending a notice to our shareholders as of the date of the adoption of the amendment or by filing a report with the SEC.

The full text of Section 6.01 of the Regulations, as it is proposed to be amended, is set forth below, marked to show changes from the current provision in the Regulations:

SECTION 6.01. AMENDMENTS. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, ~~only~~by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal. Except as otherwise set forth in the Articles of Incorporation, these Regulations may be amended, or new regulations adopted, by the directors to the fullest extent permitted by Ohio law.

If this proposal is approved, the Board believes that its having the ability to amend our Regulations will result in a more efficient and economical governance of our Company, while the limitations under Ohio law on the ability of the Board to amend the Regulations offers our shareholders desired protection.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CODE OF REGULATIONS TO PERMIT THE BOARD OF DIRECTORS TO AMEND OUR CODE OF REGULATIONS IN ACCORDANCE WITH OHIO LAW.

PROPOSAL 6 - ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our executive officers identified in the Summary Compensation Table of this Proxy Statement (the “named executive officers”) as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail in the section entitled, “EXECUTIVE OFFICERS AND COMPENSATION INFORMATION”, we believe that executive compensation should be linked with the Company’s performance and significantly aligned with the interests of the Company’s shareholders. In addition, our executive compensation program is designed to allow us to retain, and recognize the contributions of, employees who play a significant role in our current and future success. We urge you to read the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure for a detailed description of the fiscal year 2013 compensation of our named executive officers.
The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers. This vote is advisory and therefore not binding on the Company. However, the Board and the Compensation Committee will review the voting results and will take into account the outcome of the vote when determining future compensation for the Company’s named executive officers.
Accordingly, we ask our shareholders to vote on the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPLENSATION DISCLOSURE RULES OF THE SEC.

ADDITIONAL INFORMATION
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Given the Company’s relatively small size, the relatively small number of record shareholders, and the Board’s consistent practice of being open to receiving direct communications from shareholders, the Board believes that it is not necessary to implement, and we do not have, a formal process for shareholders to send communications to the Board. Our practice is to forward any communication addressed to the full Board to the Chairman, to a group of directors to a member of the group, or to an individual director, to that person.
SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC rules and our Code of Regulations. Should a shareholder wish to have a proposal appear in the Proxy Statement for next year’s annual meeting, under applicable SEC rules, the proposal must be received by the Company’s Secretary on or before November 13, 2014, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at next year’s annual meeting but does not intend to seek the inclusion of such proposal in our Proxy Statement, such proposal must be received by the Company prior to January 27, 2015, or management proxies will be entitled to use discretionary voting authority should such proposal be raised without any discussion of the matter in the Proxy Statement. The Company’s address is 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.
SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding”, would generally permit the Company to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if the Company believes such shareholders are members of the same family, unless the shareholder(s) have opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces expenses. The Company has instituted householding. If (i) you wish to receive separate annual reports or proxy statements, either this year or in the future, or (ii) members of your household receive multiple copies of the annual report and proxy statement and you wish to request householding, you may contact the Company’s transfer agent, Continental Stock Transfer & Trust Company at 17 Battery Place, New York, New York 10004, or by phone at (212) 509-4000, or write to Mr. James Laird at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, or by calling (614) 255-3333.

In addition, many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which our shares are beneficially owned, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or Annual Report on Form 10-K or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.
OTHER BUSINESS
The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.
The prompt completion, execution, and delivery of your proxy card or your submission of voting instructions electronically over the Internet or by telephone will be appreciated. Whether or not you expect to attend the Annual Meeting, please complete and sign the Proxy and return it in the enclosed envelope, or vote your proxy electronically via the Internet or telephonically.

By Order of the Board of Directors

James F. Laird Secretary

APPENDIX A - 2014 EQUITY AND CASH INCENTIVE PLAN

DIAMOND HILL INVESTMENT GROUP, INC.
2014 EQUITY AND CASH INCENTIVE PLAN
The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable Participants to participate in the Company’s long-term growth and financial success.
ARTICLE I
DEFINITIONS
When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.
1.1    “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
1.2    “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under any Code section relevant to the purpose for which the definition is applied.
1.3    “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Cash-Based Award granted pursuant to the Plan.
1.4    “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.
1.5    “Board” shall mean the Board of Directors of the Company.
1.6    “Cash-Based Award” shall mean a cash Award granted pursuant to Article IX of the Plan.
1.7    “Cause” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate, a Participant’s: (a) willful and continued failure to substantially perform the Participant’s assigned duties; (b) gross misconduct; (c) breach of any term of any agreement with the Company or any Affiliate, including the Plan and any Award Agreement; (d) conviction of (or plea of no contest or nolo contendere to) (i) a felony or a misdemeanor that originally was charged as a felony but which was subsequently reduced to a misdemeanor through negotiation with the charging entity or (ii) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company, any Affiliate or any client of the Company or any Affiliate; or (e) violation of the Company’s code of conduct, Code of Ethics, Insider Trading Policy or any other policy of the Company or any Affiliate that applies to the Participant. Notwithstanding the foregoing, Cause will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s applicable vacation policy, or other period of absence approved by the Company.
1.8    “Change in Control” shall mean, unless otherwise provided in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate, the occurrence of any of the following:
(a)    Any transaction or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Act), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; provided, that for purposes of this paragraph, the term “person” will exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership in the Company, and (iii) any venture capital firm or other investor in securities of the Company that first purchases any such securities within the thirty (30) day period following the effective date of the Plan;

(b)    Any merger, consolidation, other corporate reorganization or liquidation of the Company in which the Company is not the continuing or surviving corporation or entity or pursuant to which Shares would be converted into cash, securities, or other property, other than (i) a merger or consolidation with a wholly-owned subsidiary, (ii) a reincorporation of the Company in a different jurisdiction, or (iii) any other transaction in which there is no substantial change in the stockholders of the Company;
(c)    Any merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;
(d)    The sale, transfer, or other disposition of all or substantially all of the assets of the Company in one transaction or a series of transactions; or
(e)    A change or series of related or unrelated changes in the composition of the Board, during any twenty-four (24) month period beginning on the first anniversary of the effective date of the Plan, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (i) had been directors of the Company on the later of such first anniversary of the effective date of the Plan or the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of a least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.
Notwithstanding the foregoing, the following transactions will not constitute a “Change of Control”: (i) any transaction the sole purpose of which is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (ii) with respect to any Award that is subject to Section 409A of the Code and for which no exception applies, any transaction or event described above that does not also constitute a “change in control event” within the meaning of Section 409A of the Code.
1.9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Where appropriate, a reference to the Code shall also include the applicable Treasury Regulations and other official guidance promulgated thereunder.
1.10    “Committee” shall mean the Compensation Committee of the Board, which will be comprised of at least two directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee” director within the meaning of Rule 16b-3 under the Act, and an “independent director” under the rules of the exchange on which the Shares are listed.
1.11    “Company” shall mean Diamond Hill Investment Group, Inc., an Ohio corporation, and any successor thereto.
1.12    “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.
1.13    “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.
1.14    “Disability” shall mean, with respect to:
(a)    An Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code;
(b)    The payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Participant’s employer; or (iii) the Participant is determined to be totally disabled by the Social Security Administration; and
(c)    A Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection (a) or (b) of this definition, a Participant’s inability (established by an independent physician selected by the Committee) due to illness, accident or otherwise to perform his or her duties, which is expected to be permanent or for an indefinite duration longer than 12 months.

1.15    “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.
1.16    “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:
(a)    If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;
(b)    If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, and if the relevant date is not a trading day, then on the next trading day; or
(c)    If neither (a) nor (b) applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.
1.17    “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code.
1.18    “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.
1.19    “Option” shall mean an option to purchase Shares which is granted pursuant to Article V of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
1.20    “Other Stock-Based Award” shall mean an Award granted pursuant to Article VIII of the Plan.
1.21    “Participant” shall mean an Employee or Director who is granted an Award under the Plan.
1.22    “Performance-Based Award” shall mean an Award described in Article X of the Plan.
1.23    “Performance Criteria” shall mean: (a) with respect to a Participant who is or is likely to be a Covered Employee, the performance criteria described in Section 10.2(a) of the Plan; and (b) with respect to any other Participant, any performance criteria determined by the Committee in its sole discretion.
1.24    “Plan” shall mean the Diamond Hill Investment Group, Inc. 2014 Equity and Cash Incentive Plan, as set forth herein and as may be amended from time to time.
1.25    “Preexisting Plan” shall mean the Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan. Upon approval of the Plan by the Company’s shareholders, no further awards will be issued under the Preexisting Plan, although the Preexisting Plan will remain in effect after the Company’s shareholders approve the Plan for purposes of determining any grantee’s right to awards issued under the Preexisting Plan before that date.
1.26    “Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is issued Shares which are subject to specified restrictions on vesting and transferability.
1.27    “Retirement” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate, a Participant’s voluntary termination of employment that is determined to constitute a “retirement” by the Board.
1.28    “Shares” shall mean the common shares, without par value, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.
1.29    “Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan.
1.30    “Subsidiary” shall mean with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code.

ARTICLE II
SHARES SUBJECT TO THE PLAN
2.1    Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 600,000, all of which may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II, upon the grant of an Award, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2.
2.2    Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that is settled only in cash or for less than the full number of Shares subject to the Award; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates; (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement; and (e) any Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes.
2.3    Fiscal Year Limits. Subject to Section 2.4 and unless and until the Committee determines that an Award to a Covered Employee shall not be designated as “qualified performance-based compensation” under Section 162(m) of the Code, during any fiscal year of the Company, the Committee may not grant to any Participant: (a) Options covering more than 100,000 Shares; (b) Stock Appreciation Rights covering more than 100,000 Shares; (c) more than 100,000 Shares of Restricted Stock; (d) Other Stock-Based Awards covering more than 100,000 Shares; (e) Cash-Based Awards with a value in excess of $5,000,000; (f) Performance-Based Awards that are to be settled in Shares covering more than 100,000 Shares; and (g) Performance-Based Awards that are to be settled in cash in excess of $5,000,000.
2.4    Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate number of Shares that may be issued under the Plan; (b) any Share-based limits imposed under the Plan; and (c) the exercise price, number of Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.
ARTICLE III
ADMINISTRATION
3.1    In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan, including when the Award may vest and, if applicable, be exercised, the acceleration of any such dates and the expiration of the Award; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.
3.2    Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with Section 162(m) of the Code or any other applicable law; (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act; and (c) its authority under any equity award granting policy of the Company that may be in effect from time to time.
ARTICLE IV
ELIGIBILITY

4.1    Eligibility. The Committee may designate any Employee or Director as a Participant for purposes of receiving an Award under the Plan. Notwithstanding the foregoing, (a) any Non-Qualified Stock Option or Award subject to Section 409A of the Code may be granted to Employees or Directors of Affiliates only to the extent consistent with Section 409A of the Code; and (b) only Employees of the Company or a Subsidiary may be granted an Incentive Stock Option.
4.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award pursuant to this Plan.
ARTICLE V
OPTIONS
5.1    Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
5.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3    Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted; provided, however, that in no event shall the exercise price per Share of any Option be less than 100% of the Fair Market Value of a Share on the date of grant.
5.4    Term. The term of an Option shall be determined by the Committee; provided, however, that in no event shall the term of any Option exceed ten years from its date of grant.
5.5    Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria; and (b) time-based vesting requirements.
5.6    Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option may be paid: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; provided that such Shares had been held for at least six months or such other period required to obtain favorable accounting treatment and to comply with the requirements of Section 16 of the Act; (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (d) by a combination of the methods described in clauses (a), (b) and/or (c); or (e) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.
5.7    Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:
(a)    The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.
(b)    The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.
(c)    No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted and (ii) the date on which such Incentive Stock Option will expire is not later than five years from the date the Incentive Stock Option is granted.
ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
6.2    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
6.3    Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than 100% of the Fair Market Value of a Share on the date of grant.
6.4    Term. The term of a Stock Appreciation Right shall be determined by the Committee; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from its date of grant.
6.5    Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria; and (b) time-based vesting requirements.
6.6    Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
ARTICLE VII
RESTRICTED STOCK
7.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
7.2    Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
7.3    Terms, Conditions and Restrictions.
(a)    The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more Performance Criteria), time-based restrictions, holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Sections 2.3(h) and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of a Restricted Stock Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year.

(b)    To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
(c)    Unless otherwise provided in the related Award Agreement or required by applicable law or as determined by the Committee, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.
7.4    Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:
(a)    Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.
(b)    Unless otherwise provided in the related Award Agreement: (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock; and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid.
ARTICLE VIII
OTHER STOCK-BASED AWARDS
8.1    Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including without limitation, (a) unrestricted Shares or (b) time-based or performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Sections 2.3(h) and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Other Stock-Based Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Other Stock-Based Award more quickly than in pro rata installments over three years from the date of grant of the Award.
8.2    Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Stock-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
8.3    Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
8.4    Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement.
ARTICLE IX
CASH-BASED AWARDS
Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, performance objectives.
ARTICLE X
PERFORMANCE-BASED AWARDS

10.1    In General. Awards may be granted as Performance-Based Awards that are deductible by the Company under Section 162(m) of the Code. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Award must meet the requirements of this Article X.
10.2    Performance Criteria.
(a)    For purposes of the Plan, the “Performance Criteria” for Participants who are or are likely to be Covered Employees are as follows:

(i)	Operating profit, including operating profit margins;

(ii)	Earnings per share (i.e., net income divided by a weighted average number of shares of Stock outstanding and dilutive common equivalent shares deemed outstanding);

(iii)	Net income;

(iv)	Investment performance of the Company’s investment strategies (collectively or single strategy, individually);

(v)	Operating income (i.e., income from operations excluding unusual items);

(vi)	Calculation of the Company’s intrinsic value;

(vii)	Return on equity (i.e., net income divided by average shareholders’ equity);

(viii)	Return on sales (i.e., operating income before incentive compensation divided by revenue); and

(ix)	Revenue (i.e., net sales).
(b)    Performance Criteria may relate to the individual Participant, the Company, one or more of its Affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.
10.3    Establishment of Performance Goals. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees, the Committee shall establish: (a) the applicable performance goals and performance period and (b) the formula for computing the Performance-Based Award. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period.
10.4    Certification of Performance. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees, the Committee shall certify in writing whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award. No such Performance-Based Award shall vest, become exercisable and/or be settled, as the case may be, until the Committee makes this certification.
10.5    Modifying Performance-Based Awards. To the extent consistent with Section 162(m) of the Code, performance goals relating to such Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.
10.6    Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount determined by the applicable performance goal formula.
ARTICLE XI
TERMINATION OF EMPLOYMENT OR SERVICE

11.1    Effect of Termination of Employment or Service. With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any Affiliate. Such provisions shall be determined in the sole discretion of the Committee at any time prior to or after such termination, shall be included in the related Award Agreement or an amendment thereto, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.
11.2    Default Provisions. If the Award Agreement does not specify the effect of a Participant’s termination of employment or services with the Company and/or any Affiliate on the vesting, exercisability and/or settlement of Awards, the following provisions shall apply:
(a)    Death, Disability or Retirement. In the event of a Participant’s death, Disability or Retirement: (i) all exercisable Awards may be exercised for the remainder of the term of such Award (provided, however, that any Incentive Stock Option that is not exercised within 12 months following the Participant’s death , Disability or Retirement will be treated as a Nonqualified Stock Option); (ii) a pro rata portion of all unvested Awards shall vest, as determined by the Committee in its sole discretion, based on the amount of time elapsed during the vesting period prior to the date of death, Disability or Retirement, or the attainment of the performance objectives or Performance Goals, as applicable, over the portion of the Performance Period elapsed as of the date of death, Disability or Retirement; and (iii) all unvested Awards that do not vest pursuant to this Section 11.2(a) shall terminate and be forfeited as of the date of death, Disability or Retirement.
(b)    Termination for Cause. If a Participant is terminated for Cause, all Awards, whether or not vested and/or exercisable, shall terminate and be forfeited as of the date of termination.
(c)    Other Termination. If a Participant terminates for any other reason: (i) all exercisable Awards may be exercised for the remainder of the term of such Award (provided, however, that any Incentive Stock Option that is not exercised within three months following the Participant’s termination will be treated as a Nonqualified Stock Option); and (ii) all unvested Awards shall terminate and be forfeited as of the date of termination.
Notwithstanding the foregoing, in no event shall any Performance-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, be settled or become exercisable in full, upon the termination of employment of the Covered Employee without regard to the satisfaction of the related Performance Criteria.
ARTICLE XII
CHANGE IN CONTROL
12.1    In General. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, all outstanding Awards shall become immediately vested and exercisable and the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any such Awards, including, without limitation: (a) by providing for a cash payment in exchange for the cancellation of an Award; or (b) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.
12.2    Effect of Section 280G of the Code. Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or any Affiliate, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”), would be considered a “parachute payment” within the meaning of Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under the Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 12.2 shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.
ARTICLE XIII
AMENDMENT OR TERMINATION OF THE PLAN
13.1    In General. The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.
13.2    Repricing. Except for adjustments made pursuant to Section 2.4 of the Plan, in no event may the Board or the Committee amend the terms of an outstanding Award to reduce the exercise price of an outstanding Option or Stock Appreciation Right or cancel an outstanding Option or Stock Appreciation Right in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right without shareholder approval.
ARTICLE XIV
TRANSFERABILITY
14.1    Non-Transferability. Except as described in Section 14.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XIV, no Award may be transferred by a Participant for value or consideration.
14.2    Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.
ARTICLE XV
MISCELLANEOUS
15.1    No Right to Continued Service or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee or Director at any time. In addition, no Employee or Director `shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.
15.2    Tax Withholding.
(a)    The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, (iv) collected directly from the Participant, or (v) satisfied through any combination of the methods described above.
(b)    Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.
15.3    Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to: (a) receipt of any approvals from any governmental agencies or national securities exchange, market or quotation system that the Committee deems necessary; and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.
15.4    Legends. Certificates for Shares delivered under the Plan may be subject to such share transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange

Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued or stop orders imposed on Shares under the Plan to make appropriate reference to restrictions within the scope of this Section 15.4.
15.5    Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
15.6    Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.
15.7    No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
15.8    Rights as a Shareholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.
15.9    Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
15.10    Section 409A of the Code.
(a)    Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code, and the Plan shall be interpreted, administered and operated accordingly.
(b)    If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.
(c)    Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.
15.11    Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN
The effective date of the Plan shall be the date on which the Plan is approved by the Company’s shareholders and the Plan shall terminate and no Awards may be granted after the tenth anniversary of this date. Notwithstanding the foregoing, no Incentive Stock Options shall be granted more than ten years after the date the Plan is approved by the Board. The termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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Diamond Hill Investment Group, Inc.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 29, 2014.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

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PROXY

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

1. Proposal to elect the nominees named below as directors for a one year term. — For ☐ Withhold ☐ For all (except Nominee(s) written below): ☐

   Nominees: (01) R.H. Dillon,
   (02) Randolph J. Fortener,
   (03) James F. Laird,
   (04) Donald B. Shackelford,
   (05) Bradley C. Shoup,
   (06) Frances A. Skinner

   NOMINEES' NAME(S) HERE: ______________________

6. Approval, on an advisory basis, of the compensation of the Company's named executive officers. — FOR ☐ AGAINST ☐ ABSTAIN ☐

If you wish to vote electronically, please read the instructions above.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________ **Signature, if held jointly** ______________ **Date** __________, **2014.**

Please sign exactly as your name or names appear hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others should give their full title. Corporations and partnerships should sign in their full name by their president or another authorized person.

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PROXY

Diamond Hill Investment Group, Inc.

325 John H. McConnell Blvd., Suite 200
Columbus, Ohio 43215

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders, April 30, 2014

The undersigned hereby appoints James F. Laird and Gary R. Young and each of them, as proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the "Company") to be held on April 30, 2014, or any adjournment thereof, and to vote all shares of common stock, without par value, of the Company (the "Shares") which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof as set forth on the reverse side.

The Board of Directors recommends a vote FOR each of the listed proposals. **THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED UNDER PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2, 3, 4, 5 AND 6.** If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the Shares represented by this Proxy will be voted in the discretion of the proxies on such other matters as the directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders dated March 14, 2014, the Proxy Statement furnished therewith, and the Company's Form 10-K for the year ended December 31, 2013. Any proxy heretofore given to vote the Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

Please mark, sign, date and return the Proxy card promptly in the enclosed envelope, unless voting electronically.

See Reverse side **See Reverse side**